UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Louisiana-Pacific Corporation

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LOUISIANA-PACIFIC CORPORATION	Proxy Statement and
414 Union Street, Suite 2000	Notice to Stockholders of
Nashville, Tennessee 37219	Annual Meeting
(615) 986-5600	May 10, 2019

March 26, 2019

Dear Stockholder:

On behalf of LP’s Board of Directors, thank you for your investment and continued confidence in LP. I cordially invite you to attend the Annual Meeting of Stockholders of Louisiana-Pacific Corporation. The meeting will be held on May 10, 2019, at 7:30 a.m., local time, at LP’s Corporate Headquarters, 414 Union Street, Suite 2000, Nashville, Tennessee.

At this year’s meeting, you will be asked to vote on (1) the election of three directors, (2) the ratification of the selection of LP’s independent auditor for 2019, (3) the approval, on an advisory basis, of named executive officer compensation and (4) the approval of the 2019 Employee Stock Purchase Plan. Your Board of Directors unanimously recommends a vote for each of the directors and for Items 2, 3 and 4. Action may also be taken on any other matters that are properly presented at the meeting.

Regardless of the number of shares you own, your vote is important. Whether or not you expect to attend the meeting, we urge you to vote promptly according to the instructions in the notice you received by mail or in the proxy statement.

On behalf of our Board of Directors, I thank you for your continued confidence and support of the work we do every day.

Sincerely,

W. Bradley Southern

Director & Chief Executive Officer

LP is a trademark of Louisiana-Pacific Corporation.

LOUISIANA-PACIFIC CORPORATION

414 Union Street, Suite 2000

Nashville, Tennessee 37219

(615) 986-5600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 10, 2019

The 2019 Annual Meeting of Stockholders of Louisiana-Pacific Corporation (“LP”) will be held at LP’s Corporate Headquarters, 414 Union Street, Suite 2000, Nashville, Tennessee 37219, on Friday, May 10, 2019, at 7:30 a.m. local time, to consider and vote upon the following matters:

1	Election of three Class I directors.

2	Ratification of the selection of Deloitte & Touche LLP as LP’s independent auditor for 2019.

3	Approval, on an advisory basis, of named executive officer compensation.

4	Approval of the 2019 Employee Stock Purchase Plan.

Only stockholders of record at the close of business on March 11, 2019, are entitled to notice of and to vote at the meeting.

In accordance with the General Corporation Law of the State of Delaware, a complete list of the holders of record of LP’s Common Stock entitled to vote at the meeting will be open to examination, during ordinary business hours, at LP’s headquarters located at 414 Union Street, Suite 2000, Nashville, Tennessee 37219, for the ten days preceding the meeting, by any LP stockholder for any purpose related to the meeting.

Admission to the meeting will be by ticket. The notice you received in the mail regarding the meeting will serve as your admission ticket. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you wish to attend the meeting, you may also obtain an admission ticket by presenting proof of share ownership, such as a bank or brokerage account statement, at the meeting entrance.

Timothy Mann, Jr.
EVP, Business Development, General Counsel & Secretary

Nashville, Tennessee

March 26, 2019

Whether or not you expect to attend the meeting, please vote as soon as possible according to the instructions in the notice you received by mail or, if you requested a paper copy of the proxy statement, on your enclosed proxy card. If you attend the meeting, you may withdraw your proxy and vote in person.

On written request, LP will provide, without charge, a copy of its Annual Report on Form 10-K for 2018 filed with the Securities and Exchange Commission (including the financial statements and a list briefly describing the exhibits thereto) to any record holder or beneficial owner of LP’s Common Stock on March 11, 2019, the record date for the 2019 Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. The report will be available for mailing in late March 2019. Requests should be mailed via first class U.S. postage to: Corporate Affairs, Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219.

PROXY STATEMENT

Louisiana-Pacific Corporation, a Delaware corporation (“LP”), is soliciting proxies on behalf of its Board of Directors to be voted at the 2019 Annual Meeting of Stockholders (including any postponement or adjournment of the meeting). This proxy statement and the accompanying proxy card are first being distributed to stockholders beginning on March 26, 2019.

PROXY EXECUTIVE SUMMARY

The 2019 Annual Meeting of Stockholders of LP will be held at LP’s Corporate Headquarters, 414 Union Street, Suite 2000, Nashville, Tennessee, 37219 on Friday, May 10, 2019, at 7:30 a.m. local time. At the time this proxy statement was printed, management knew of only the following four items of business to be presented at the annual meeting, as listed in the Notice of Annual Meeting of Stockholders.

Item 1—Election of Directors Embree, Gottung and McCoy

The LP Board recommends a vote “FOR” the election of each of the three nominees, Ms. Embree, Ms. Gottung and Mr. McCoy, all of whom are current members of the Board. Ms. Embree is an independent director and serves as a member of the Finance and Audit Committee and Environmental, Quality and Compliance Committee. Ms. Gottung is an independent director and serves as a member of the Compensation Committee and Environmental, Quality and Compliance Committee. Mr. McCoy is an independent director and serves as a member of the Compensation Committee and Nominating and Corporate Governance Committee.

Item 2—Ratification of the selection of Independent Auditor Deloitte & Touche LLP for 2019

The LP Board recommends a vote “FOR” the selection of Deloitte & Touche LLP as LP’s outside independent auditor to audit its consolidated financial statements for 2019. The Board has determined it to be sound corporate governance practice to submit the appointment for ratification by LP’s stockholders even though it is not required.

Item 3—Approval, on an advisory basis, of named executive officer compensation

The LP Board recommends a vote “FOR” the approval of 2018 named executive officer compensation. We provide our stockholders an opportunity to cast an advisory vote on the compensation of our named executive officers, although that vote is non-binding. We believe that our executive compensation programs must attract, retain and motivate our management team to lead our company to sustainable financial performance that furthers the long-term interests of LP and its stockholders. Stockholders approved the 2017 named executive officer compensation at the 2018 Annual Stockholders meeting by a favorable vote of 92 percent of the votes cast.

Item 4—Approval of the 2019 Employee Stock Purchase Plan

The LP Board recommends a vote “FOR” the approval of the 2019 Employee Stock Purchase Plan (the “ESPP”). The ESPP enables eligible employees of LP and certain of its subsidiaries and/or parents to use payroll deductions to purchase shares of Common Stock and thereby enhance the sense of ownership of the Company. Our Board of Directors believes that providing eligible employees with the opportunity to acquire an ownership interest in the Company has been, and will continue to be, essential to LP’s ability to attract and retain the highest quality and highest performing employees. Our Board also believes that the ownership of shares of Common Stock by our employees motivates our employees to contribute to the achievement of our corporate objectives and our success.

VOTING PROCEDURE

As allowed by rules and regulations of the Securities and Exchange Commission (the “SEC”), we are providing access to this proxy statement by Internet. You will not receive a paper copy of this proxy statement by mail unless you request it. Instead, you were sent a notice (the “Notice”) providing instructions on how to view this proxy statement and vote your proxy by Internet.

If you requested a paper copy of this proxy statement, a proxy card is enclosed for your use. To vote by mail, please sign, date, and return the proxy card promptly. For your convenience, a return envelope is enclosed, which requires no postage if mailed in the United States. You may indicate your voting instructions on the proxy card in the spaces provided. Properly completed proxies will be voted as instructed. If you return a proxy without indicating voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors for the directors nominated in Item 1 and for Item 2, Item 3 and Item 4 listed in the Notice of Annual Meeting of Stockholders.

If you vote your proxy prior to the meeting, you may revoke it (1) by filing either a written notice of revocation or a properly signed proxy bearing a later date with the Secretary of LP at any time before the meeting, (2) by voting in person at the annual meeting, or (3) by following the instructions in the Notice.

If shares are held for your account in the Automatic Dividend Reinvestment Plan administered by Computershare Trust Company, N.A., all your shares held in the plan will be voted in the same manner as shares you vote by proxy. If you do not vote by proxy, the shares held for your account in the plan will not be voted.

Only stockholders of record at the close of business on March 11, 2019, are entitled to receive notice of the annual meeting and to vote at the meeting. At the record date, there were 123,435,389 shares of common stock, $1 par value (“Common Stock”), outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon. A majority of the outstanding shares of Common Stock represented at the meeting will constitute a quorum. Additional information concerning holders of outstanding Common Stock may be found under the heading “Holders of Common Stock” below.

The Board of Directors has adopted a confidential voting policy which provides that the voting instructions of stockholders are not to be disclosed to LP except (a) in the case of communications intended for management, (b) in the event of certain contested matters or (c) as required by law. Votes will be tabulated by independent tabulators and summaries of the tabulation will be provided to management.

Banks and brokers acting as nominees for beneficial owners are not permitted to vote proxies with regard to Items 1, 3 and 4 on behalf of beneficial owners who have not provided voting instructions to the nominee (a “broker non-vote”), making it especially important that, if you hold your shares in “street name,” you send your broker your voting instructions.

ITEM 1—ELECTION OF DIRECTORS

Summary of Qualification of Directors

The Board believes that all directors must possess a considerable amount of education and business management experience. The Board also believes that it is necessary for each of the Company’s directors to possess certain general qualities, while there are other skills and experiences that should be represented on the Board as a whole, but not necessarily by each individual director.

General qualities for all directors:

•	Extensive executive leadership experience

•	Excellent business judgment

•	High level of integrity and ethics

•	Original thinking

•	Strong commitment to the Company’s goal of maximizing stockholder value

Specific experiences, qualifications and backgrounds to be represented on the Board as a whole:

•	Financial and/or accounting expertise

•	Knowledge of international markets

•	Chief executive officer/chief operating officer/chief financial officer experience

•	Extensive board experience

•	Diversity of skill, background and viewpoint

The process used by the Nominating and Corporate Governance Committee in recommending qualified director candidates is described below under “Corporate Governance—Director Nomination Process”.

Election of Class I Directors

The Board consists of eight members and is divided into three classes, each having three year terms that expire in successive years.

Nominees

There are three nominees listed below for the Class I director positions to be voted on at the annual meeting. The term of office for the positions to be voted on will expire at the Annual Meeting of Stockholders in 2022.

The Board of Directors has determined that Ms. Embree, Ms. Gottung and Mr. McCoy have no material relationships with LP (either directly or as a partner, stockholder, officer or director of an organization that has a relationship with LP) other than his/her service as a director of LP, and is independent under the listing standards adopted by the New York Stock Exchange (the “NYSE”) and under the company’s Bylaws. The continuing members the Board of Directors unanimously recommend a vote for each nominee.

Tracy A. Embree	Nominee for Term Expiring 2022

Tracy A. Embree, age 45, became a director of LP in 2016. Ms. Embree has worked at Cummins, Inc., a leader in the design, manufacture, distribution and service of diesel and alternative fuel engines and related technologies, since 2000 and is currently President of Cummins Components Group. Prior to her current role, Ms. Embree was President of Cummins Turbo Technologies. Since she joined Cummins, she has served in a variety of roles with increasing responsibility, including marketing and sales, manufacturing, and leadership, and she has been a corporate Vice President of Cummins since 2011. Ms. Embree graduated from Massachusetts

Institute of Technology with a Bachelor of Science in Chemical Engineering and holds an MBA from Harvard Business School. She is a board member of the Cummins Foundation. The Board selected Ms. Embree to serve as a director based upon a number of considerations, including her experience in formulating corporate strategy, implementing new market strategies, sales, and operations for a global business. The Board believes that her leadership experience in these areas make her particularly well-suited to serve as a director of LP. Ms. Embree serves on the Finance and Audit Committee and the Environmental, Quality and Compliance Committee.

Lizanne C. Gottung	Nominee for Term Expiring 2022

Lizanne C. Gottung, age 62, became a director of LP in 2006. Ms. Gottung retired from Kimberly-Clark Corporation in 2017 as EVP-Senior Adviser to the CEO/Chairman of Kimberly-Clark Corporation. Prior to that appointment, Ms. Gottung served as Senior Vice President and Chief Human Resources Officer of Kimberly-Clark Corporation from 2002. She held a variety of human resources, manufacturing and operational roles of increasing responsibility with Kimberly-Clark Corporation over the past 25 years. The Board selected Ms. Gottung to serve as a director based upon a number of considerations, including her experience in labor relations and human resources in a large publicly held corporation. The Board believes that her extensive experience in leading, designing and implementing human capital strategies including compensation and benefits, both domestically and globally, talent management, diversity and inclusion, organizational effectiveness and corporate health services make her particularly well-suited to serve as a director of LP. Ms. Gottung serves as Chair of the Environmental, Quality and Compliance Committee and as a member on the Compensation Committee.

Dustan E. McCoy	Nominee for Term Expiring 2022

Dustan E. McCoy, age 69, became a director of LP in 2002. Mr. McCoy was Chairman and Chief Executive Officer and director of Brunswick Corporation, a market leader in the marine, fitness and billiards industries, until his retirement on February 29, 2016. He held those positions since December 2005. He joined Brunswick Corporation in September 1999 and also served as Vice President, General Counsel and Corporate Secretary until October 2000, and served as President of the Brunswick Boat Group from October 2000 to December 2005. In 1999, he was Executive Vice President of Witco Corporation, and prior to that served as Witco’s Senior Vice President, General Counsel and Corporate Secretary. Mr. McCoy is also a director of Freeport-McMoRan Inc. and YETI Holdings, Inc. The Board selected Mr. McCoy to serve as a director because of his extensive experience in legal and compliance matters, and specifically his experience in corporate governance and disclosure matters for publicly traded companies. The Board believes that Mr. McCoy’s broad understanding of the operational, financial and strategic issues facing large global companies, his leadership and oversight in LP’s compliance matters, his leadership roles for companies producing both commodity and specialty products, and his valuable strategic advice to the Board and management in advancing LP’s interests make him particularly well-suited to serve as a director of LP. Mr. McCoy serves as Chair of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee.

Your shares represented by a properly completed and returned proxy card will be voted FOR the election of the three nominees named above unless you specify otherwise (Item 1 on the proxy card). If any nominee becomes unavailable to serve (which is not anticipated), your proxy will be voted for a substitute nominee designated by the Board of Directors. Each nominee who receives the affirmative vote of a majority of the total votes cast on his or her election will be elected, meaning that the number of shares voted for a director’s election exceeds the number of votes cast against that director’s election. Shares not voted on the election of a nominee, whether because of an abstention, the record holder fails to return a proxy, or a broker non-vote occurs, will not count in determining the total number of votes cast on his or her election.

Continuing Directors

The current members of the Board of Directors whose terms of office will continue beyond the 2019 annual meeting are listed below. The Board of Directors has determined that each continuing director named below, other than Mr. Southern, has no material relationship with LP, either directly, or as a partner, stockholder, officer or director of an organization that has a relationship with LP, and is independent under the NYSE’s listing standards and LP’s Bylaws.

Kurt M. Landgraf	Current Term Expiring 2020

Kurt M. Landgraf, age 72, became a director of LP in 2005. Mr. Landgraf is President of Washington College, a private, independent liberal arts college located in Chestertown, Maryland. Previously, he was President and Chief Executive Officer of Educational Testing Service, a non-profit organization that provides testing for education institutions, businesses and governments, from August 2000 until his retirement on December 31, 2013. Prior to that, he was Executive Vice President and Chief Operating Officer of E.I. DuPont de Nemours and Company, where he had previously held a number of senior leadership positions, including Chief Financial Officer. Mr. Landgraf is also a director of Corning, Inc. Mr. Landgraf was previously a director of IKON Office Solutions, Inc. until it merged with Ricoh Company Ltd. on October 31, 2008. He has chaired the National Pharmaceutical Council, United Way of Delaware, the Delaware Association for Rights of Citizens with Mental Retardation and the Delaware CarePlan. He recently completed a term as President of the National Consortium for Graduate Degrees for Minorities in Engineering and Sciences, Inc. Mr. Landgraf was selected to serve as a director because he possesses valuable financial expertise and operations skills and experience, represented by his positions as the Chief Financial Officer and Chief Operating Officer of DuPont. His knowledge and skills also provide the Company significant experience with capital markets transactions and investment in both public and private companies. The Board also considered his prior experience with global industrial and technology-dependent businesses, which provides the Company with informed judgment and a unique history for risk assessment that makes him particularly well-suited to serve as a director of LP. Mr. Landgraf serves as the Chair of the Finance and Audit Committee and as a member of the Executive Committee and Compensation Committee.

E. Gary Cook	Current Term Expiring 2020

E. Gary Cook, age 74, became a director of LP in 2000 and was appointed Chairman of the Board of Directors on November 1, 2004. Mr. Cook was Chairman, President and Chief Executive Officer of Witco Corporation from 1996 until his retirement in 1999. Until 1996, he was President, Chief Operating Officer, and a director of Albemarle Corporation. Prior to the spin-off of Albemarle from Ethyl Corporation, he served as President of the Chemicals Group, Senior Vice President and director of Ethyl. Mr. Cook was a long-time employee and officer of the DuPont Company. Mr. Cook was selected to serve as a director because of his leadership abilities and broad experience in specialty and commodity products. The Board also believes that Mr. Cook’s significant expertise in finance, capital markets and mergers and acquisitions, as well as his significant leadership capabilities in developing and maintaining a strong, diverse and independent Board with committees that work effectively to protect the integrity of the corporation as well as stockholder interests, make him particularly well-suited to serve as a director of LP. Mr. Cook serves as the non-Executive Chairman, the Chair of the Executive Committee and Nominating and Corporate Governance Committee, and as a member of the Compensation Committee.

Stephen E. Macadam	Current Term Expiring 2020

Mr. Macadam, age 58, became a director in February 2019. He has served as Chief Executive Officer and President of EnPro Industries, Inc. a manufacturing company, since April 2008. Mr. Macadam has announced his retirement from EnPro Industries effective July 29, 2019 as CEO and President. He will serve as Vice Chairman until the end of February 2020 at which time he intends to resign from the board of EnPro. Prior to joining EnPro Industries, Inc., he was Chief Executive Officer of BlueLinx Inc., a building products wholesaler from October 2005 to March 2008. Mr. Macadam was President and Chief Executive Officer of Consolidated Container Company from 2001 to 2005. From March 1998 until August 2001 he held executive positions with Georgia-Pacific Corp. Mr. Macadam held positions of increasing responsibility with McKinsey and Company, Inc. from 1988 until 1998, culminating in the role of principal in charge of McKinsey’s Charlotte, NC operation. Mr. Macadam received a B.S. in mechanical engineering from the University of Kentucky, an M.S. in finance from Boston College and an M.B.A. from Harvard University, where he was a Baker Scholar. Mr. Macadam servers on the board of directors for Valvoline since 2016 and EnPro Industries since 2008. He previously served as a director for Axiall Corporation from 2009 to 2014. Mr. Macadam was selected to serve as a director because of his valuable financial expertise and his experience and knowledge in the areas of corporate governance, industrial products manufacturing, building products, product distribution, and procurement. The Board also believes that Mr. Macadam’s extensive experience leading publicly traded companies make him particularly well-suited to serve as a director of LP. Mr. Macadam serves as a member of the Finance and Audit Committee and the Environmental, Quality and Compliance Committee.

Ozey K. Horton, Jr.	Current Term Expiring 2021

Ozey K. Horton, Jr., age 68, became a director of LP in September 2016. Mr. Horton has been a Director Emeritus of McKinsey & Co., a business consulting organization, since 2011 when he retired after nearly 30 years with the firm. At McKinsey, Mr. Horton had worked in various practice areas around the globe, including Pulp, Paper and Packaging, Industrial, Change Management, Global Operations in Energy and Materials, and Basic Materials. Mr. Horton is a faculty member for McKinsey’s leadership development program and also serves as an independent business advisor. Mr. Horton also serves as a director of Worthington Industries, Rubicon Ltd. and Metso Corporation. Mr. Horton has announced his intention to resign from the Metso Board in April 2019. The Board selected Mr. Horton to serve as a director because of his extensive experience in global operations, strategic planning, merger and acquisition integration and change management. The Board believes that Mr. Horton’s broad understanding of the operational and strategic issues facing large global companies, his experience in change management and merger and acquisition integration make him particularly well-suited to serve as a director of LP. Mr. Horton serves as a member of the Nominating and Corporate Governance Committee and the Finance and Audit Committee.

W. Bradley Southern	Current Term Expiring 2021

W. Bradley Southern, age 59, became a director of LP in 2017. Mr. Southern has been Chief Executive Officer of LP since July 1, 2017. Mr. Southern served as Executive Vice President and Chief Operating Officer from November 1, 2016 to June 30, 2017. Prior to that, Mr. Southern served as Executive Vice President and General Manager of OSB in 2015 and Senior Vice President of Siding in 2012. Mr. Southern started with LP in 1999 and held multiple positions with increasing responsibilities before being named Vice President of Specialty Operations in 2004. Mr. Southern has a B.S. and a master’s degree in Forest Resources, both from the University of Georgia. Mr. Southern is a director of Astec Industries, Inc. The Board selected Mr. Southern as a director based upon a number of considerations, including his appointment as CEO of LP, his performance as an executive at LP and his long history and deep familiarity with LP’s operational matters. The Board also considered Mr. Southern’s expansive knowledge of the Forest Products industry in North and South America, together with his knowledge and experience in strategic planning, finance, accounting, specialty products and plant management. The Board also believes Mr. Southern is an effective liaison between the Board and management. Mr. Southern serves on the Executive Committee and the Environmental, Quality and Compliance Committee.

CORPORATE GOVERNANCE

Board Composition

Principles of Corporate Governance

Strong corporate leadership of the highest ethics and integrity has long been a major focus of LP’s Board of Directors and management. The key tenets of LP’s corporate governance principles include the following:

•

An independent director serves as Chairman of the Board. The Chairman of the Board has been designated to preside at Board meetings and executive sessions so long as he or she is an independent director. In the Chairman’s absence, the Board would designate another independent director to preside at these meetings.

•

A majority of the directors and all members of the Finance and Audit, Compensation, and Nominating and Corporate Governance Committees must be independent. To be considered independent under LP’s corporate governance principles, a director must meet applicable standards imposed by the SEC and the NYSE, as well as additional requirements. The additional requirements are that the director: (1) is free of any relationship that may interfere with the exercise of his or her independent judgment as a director and (2) has not been an officer or employee of LP (including its subsidiaries or affiliates) at any time in the past five years. The Board has determined that each current director other than Mr. Southern is independent under these standards. LP’s independence standards are available on its website together with the rest of the corporate governance standards, as summarized below.

•	The independent directors meet in executive session without management present in connection with each quarterly Board meeting.

•	Following any material change in employment or business association, a director must tender his or her resignation for consideration by the Board, which may choose not to accept it.

•	Directors must retire as of the date of the next annual meeting of stockholders after attaining age 75.

•	Directors are provided with orientation and continuing education opportunities relating to performance of their duties as directors.

•

The composition, structure, purpose, responsibilities and duties of each of the standing Board committees other than the Executive Committee are set forth in written charters approved from time to time by the Board.

•

The Board and each of the Board committees have authority to engage outside advisers, including an independent compensation consultant and outside legal counsel, who are independent of management to provide expert or legal advice to the directors.

•

The Nominating and Corporate Governance Committee oversees annual evaluations of the operations and effectiveness of the Board and its committees, and communicates the results of these evaluations to the full Board.

•	Each director must receive a majority of the stockholder votes cast in uncontested elections of directors.

•

LP has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees and a separate Code of Ethics for Senior Financial Officers, including the CEO, which relates to conflicts of interest and full, fair and accurate financial reporting. The Code of Business Conduct and Ethics addresses, among other matters, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, legal and regulatory compliance, and reporting of illegal or unethical behavior. Waivers of either code with respect to directors and executive officers may be made only by the Board or a Board committee to which this responsibility is delegated, and will be promptly disclosed to LP’s stockholders by posting on LP’s website at www.lpcorp.com. In 2018, there were no waiver requests.

•

LP’s CEO is responsible for maintaining a succession-planning process with respect to top management positions and to report to the Board at least annually regarding specific assessments and recommendations.

•

The Board has adopted stock ownership guidelines for both directors and executive officers. The guidelines specify target amounts of share ownership. Each outside director is expected to acquire and hold a number of shares equal in value to five times the regular annual cash retainer for directors within five years of joining the Board. For 2018, all of the directors met the guidelines with the exception of Ms. Embree, Mr. Horton and Mr. Macadam. The guidelines for executive officers are discussed under the heading “Additional Policies and Guidelines Affecting Executive Compensation.”

•

LP’s Insider Trading Policy prohibits LP’s directors, executive officers, senior management and certain other key managers from engaging in hedging or speculative transactions involving LP Common Stock, including buying or selling put or call options or entering into forward sale contracts.

Current copies of LP’s Corporate Governance Principles, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers are available on LP’s website at www.lpcorp.com by clicking on “About Us,” then “Investor Relations,” then “Corporate Governance.” Any amendments to either code will also be posted at www.lpcorp.com. Copies of any of these documents may also be obtained free of charge by writing to Corporate Affairs, Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219.

The Board Leadership Structure

The members of the Board have a diverse set of skills and experiences and all of the members, except our CEO, are independent. The Board maintains a separate Chairman position to enhance the Board’s independence and effectiveness. The Board has full access to the experience and insight of the CEO, as he is a member of the Board.

The Chairman’s duties include: preparing agendas for Board meetings in consultation with other directors and management; chairing meetings of the Board and executive sessions of the independent directors; chairing meetings of the Executive Committee; leading the independent directors in periodic reviews of the performance of the CEO; keeping directors informed by timely distribution of information; serving as liaison between independent directors and the CEO; and recommending independent outside advisors who report directly to the Board on material issues.

Oversight of Risk

The directors are elected representatives of the stockholders and act as fiduciaries on their behalf. In performing its general oversight function, the Board reviews and assesses LP’s strategic and business planning as well as management’s approach to addressing significant risks. All committees report directly to the Board regularly, and all committee minutes are distributed for review by the entire Board. Additionally, the Board and committees are authorized to retain independent advisers, including attorneys or other consultants, to assist in their oversight activities.

As set out in LP’s Corporate Governance Principles, it is the responsibility of the CEO, and of executive management under the CEO’s direction, to operate the business of LP on a day-to-day basis in a competent and ethical manner to produce value for the stockholders, and to regularly inform the Board of the status of LP’s business operations. Management’s responsibilities include strategic planning, preparation of annual operating plans and budgets, risk management and financial reporting. The Board fulfills its oversight responsibilities as set out in the Corporate Governance Principles on behalf of the stockholders and in furtherance of LP’s long-term health. The Board’s role does not involve managing the daily complexities of business transactions. The current leadership structure provides directors with significant information related to risks faced by LP, as well as an opportunity to synthesize, discuss and consider these risks independent of management and to provide guidance to management.

As part of its oversight responsibilities, the Board and its committees are involved in the oversight of risk management of LP. It does so in part through its review of findings and recommendations by LP’s Risk Management Council, the participants of which are executives and/or functional department leaders in the areas of Risk Management, Finance, Internal Audit, Legal and Compliance, Information Technology (including cyber-security), Environmental, and Product Quality, all of whom supervise day-to-day risk management throughout LP. The purpose of the Risk Management Council is to help the CEO assess the effectiveness of LP’s identification and handling of risks. The Board or its committees have direct access to financial and compliance leaders on a quarterly basis or more frequently if requested. Further, the Board is provided a comprehensive report as to the Council’s risk mapping efforts, as well as management’s efforts to mitigate and transfer risk.

The Board committees consider the risks within their areas of responsibilities under each of their charters. The Finance and Audit Committee considers operational risks, cyber-security risks, and financial risk on a quarterly basis and reviews various guidelines for cash, credit and liquidity measures. It also reviews risks related to financial disclosures and reporting and reviews the audit risk assessment identifying internal controls and risks that affect the audit plan for the coming year. The Nominating and Corporate Governance Committee reviews the various regulatory changes and trends related to corporate governance, including Board member selection and maintaining appropriate corporate governance principles and guidelines, as well as overseeing annual evaluations to assess Board and committee effectiveness. The Environmental Quality and Compliance Committee reviews quarterly compliance reports from Quality, Internal Audit, Legal Compliance and Environmental, and considers the various allegations made through the anonymous hotline, reviews training statistics, and annually reviews the entire ethics program and any waivers of the program. The Compensation Committee reviews LP’s overall compensation programs and their effectiveness at linking executive pay to long-term performance, as well as aligning the interests of management with stockholders. Each director is informed of the oversight activities of each committee through regular reports by the Committee Chairs to the entire Board as well as reviewing the minutes of each committee meeting.

BOARD AND COMMITTEE MEETINGS

During 2018, each director attended at least 75% of the total number of meetings of the Board and meetings held by all committees of the Board on which he or she served during his or her tenure on the Board or such committees. The Board of Directors held seven meetings in 2018. While LP does not have a policy regarding attendance by directors at the annual meeting of stockholders, in 2018, all directors serving on the Board at that time attended the annual meeting of stockholders.

The Board’s committees and membership on each committee as of March 11, 2019 are set forth in the table below. Each committee shown below other than the Executive Committee has a written charter delineating its membership, duties and functions. Copies of the charters are available on LP’s website as described above under “Principles of Corporate Governance” and may also be obtained by writing to the address listed above.

Name of Director	Finance and Audit	Compensation	Nominating and Corporate Governance	Environmental, Quality and Compliance	Executive
E. Gary Cook		X	C		C
Tracy A. Embree	X			X
Lizanne C. Gottung		X		C
Ozey K. Horton, Jr.	X		X
Kurt M. Landgraf	C	X			X
Stephen E. Macadam	X			X
Dustan E. McCoy		C	X
W. Bradley Southern				X	X
2018 Meetings	5**	4	4	4	3

X = Committee member; C = Chairman

**	Includes one education and training session on cyber-risk.

Finance and Audit Committee

The Finance and Audit Committee is responsible for assisting the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company, including the Company’s compliance with legal and regulatory reporting requirements, and such other duties as directed by the Board of Directors. The committee has sole authority for the appointment, compensation and oversight of the Company’s independent auditors, including the approval of any significant non-audit relationship.

The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the listing requirements of the NYSE. The Board of Directors has determined that Mr. Landgraf and Mr. Macadam are audit committee financial experts (as such term is defined under applicable rules of the SEC).

The Finance and Audit Committee is responsible for oversight of Company risks related to accounting matters, financial reporting and legal and regulatory compliance. To satisfy these oversight responsibilities, the committee separately meets regularly with the Company’s Chief Financial Officer, Director of Internal Audit, Deloitte & Touche LLP and other members of management, as needed. The committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, the status of material litigation, significant accounting events, accounting changes that could affect the Company’s financial statements and proposed audit adjustments. Additionally, because of the importance of the integrity of our information technology systems to our financial reporting, the committee also reviews the Company’s information technology platform and processes as well as strategies to prevent, detect and mitigate any cybersecurity threat.

Compensation Committee

The Compensation Committee is responsible for assisting the Board of Directors in fulfilling its responsibility for oversight relating to the compensation of the executive officers of LP. The committee reviews and approves the strategy and design of the Company’s compensation and benefits plans. The committee also makes recommendations to the Board of Directors for incentive compensation and equity-based compensation plans. The committee specifically reviews and makes recommendations regarding the compensation of the Company’s chief executive officer and reviews and approves salaries and incentive compensation of other executive officers. The committee administers the Company’s equity and cash incentive compensation plans. Additionally, the committee selects and regularly reviews the peer group used for benchmarking compensation for executive officers.

The committee is responsible for oversight of risks relating to employment policies and the Company’s compensation and benefits systems and annually reviewing these policies and practices to determine whether they are reasonably likely to have a material adverse effect on the Company.

To assist it in satisfying these oversight responsibilities, the committee has retained an independent compensation consultant and meets regularly with management to understand the financial, human resources and shareholder implications of compensation decisions being made. The committee chair also regularly meets between formal committee meetings with management and the committee’s independent consultant.

The board of directors has determined that each member of the Compensation Committee is independent within the meaning of the listing requirements of the NYSE.

Environmental, Quality and Compliance Committee

The Environmental, Quality and Compliance Committee is responsible for reviewing the effectiveness of LP’s environmental management systems and ethics and compliance programs, product quality management systems, other legal compliance programs, and non-financial compliance audit work performed by LP’s internal audit group. The committee receives quarterly written reports directly from functional leaders responsible for compliance, including LP’s Senior Vice President of Manufacturing Services, the Director of Internal Audit and the Director of Compliance. Additionally, these leaders report in person annually to the committee on a rotating basis and are generally available for other committee meetings, as needed. The Director of Compliance is a regular participant in committee meetings. The committee conducts an annual self-evaluation of its performance and satisfaction of its responsibilities under its charter and reports its findings to the Board.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is authorized to establish procedures for selecting and evaluating potential nominees for director and to recommend to the Board of Directors qualifications for membership on the Board, including standards of independence for outside directors. The committee also considers and makes recommendations to the Board regarding the size and diversity of the Board of Directors and Board committees, the selection of candidates for director, and the compensation of directors, including annual retainers, meeting fees, deferred compensation, stock and option grants, and pension or retirement plans. It develops and recommends for consideration by the Board principles, guidelines, and procedures for other matters of corporate governance that may arise. The committee is made up of independent Directors. The committee periodically reviews LP’s Code of Business Conduct and Ethics, which covers directors, officers and employees and addresses conflicts of interest, reporting of illegal or unethical behavior and related issues, and makes any recommendations to the Board for changes as it deems appropriate. It also oversees annual evaluations of the effectiveness of the Board of Directors, the operations of Board committees (including itself), and the contributions of individual directors.

Compensation for outside directors is described below under “Directors’ Compensation.” The committee may request advice from FW Cook, its independent compensation consultant, regarding the types and amount of compensation provided to LP’s outside directors.

CONSIDERATION OF DIRECTOR NOMINEES

LP’s corporate governance principles approved by the Nominating Committee and adopted by the Board provide that directors must be persons of integrity, with significant accomplishments and recognized business stature, who will bring a diversity of perspectives to the Board. Although the Board has not adopted a specific policy with regard to considering diversity in identifying director nominees, it believes that appropriate expertise, gender, cultural and geographical diversity should be reflected on the Board. Directors must also be able to commit the necessary time to prepare for and attend all regularly scheduled meetings of the Board and committees on which they serve, except when there are unavoidable business or personal conflicts. The Nominating Committee uses the results of annual evaluations of the Board and Board committees in evaluating the skills and attributes desired in new director candidates. The Nominating Committee believes it to be desirable for all new outside directors (as is true of all current outside directors) to qualify as independent under the NYSE’s listing standards. Experience in some capacity with publicly traded companies is also a desirable attribute. Additionally, the corporate governance principles recognize that LP’s CEO will normally be a director and that other senior officers may be elected to the Board in appropriate circumstances as long as a majority of directors are independent as determined by the Board of Directors in accordance with the NYSE’s listing standards. The Nominating Committee is authorized by its charter to retain a third-party search firm to assist in identifying director candidates.

As part of its annual self-assessment process, the Board and its committees determine the specific skill sets and necessary characteristics for an effective committee and the Board as a whole. If the Board, generally through the Nominating Committee, determines that a necessary skill set or perspective is absent, the Board will authorize an increase in the number of Board members. In the event of a vacancy resulting from retirement or this annual self-assessment process, the Nominating Committee determines which skills should be sought in filling the vacancy and then each current director is asked to suggest names of potential director candidates based on the applicable criteria. As part of the process, the Nominating Committee considers a potential candidate’s ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. Once the potential candidates are identified, the Nominating Committee designates one or more directors to screen each potential candidate for further consideration based on the relevant criteria. Following that screening process, the Nominating Committee (or a subcommittee) conducts in-person or telephone interviews with candidates warranting further consideration. Following those interviews, the Nominating Committee recommends a candidate to the full Board for election, as well as alternative candidates whom the Board may wish to consider. The Nominating Committee will consider stockholders’ recommendations concerning nominees for director. Any such recommendation, including the name and qualifications of a nominee, may be submitted to LP at its corporate offices: Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219, to the attention of the Chairman of the Nominating Committee. Stockholder-recommended candidates will be evaluated using the same criteria described above.

STOCKHOLDER NOMINATIONS FOR ELECTION AS DIRECTOR

LP’s Bylaws provide that nominations for election to the Board of Directors may be made by the Board or by any stockholder of record entitled to vote for the election of directors. Notice of a stockholder’s intent to make such a nomination must be given in writing, by personal delivery or certified mail, postage prepaid, to the Chairman of the Nominating Committee, and must include the following:

•	The name and address of the stockholder and each proposed nominee;

•	A representation that the stockholder is a record holder of Common Stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	A description of any arrangements or understandings pursuant to which the nominations are to be made;

•	The signed consent of each proposed nominee to serve as a director if elected; and

•	Such other information regarding each nominee as would be required to be included in LP’s proxy statement if the person had been nominated by the Board of Directors.

The notice must be delivered at least 45 days prior to the first anniversary of the initial mailing date of LP’s proxy materials for the preceding year’s annual meeting. For the 2020 annual meeting, this notice must be received by LP no later than February 7, 2020.

COMMUNICATIONS BETWEEN THE BOARD AND STOCKHOLDERS, EMPLOYEES OR OTHER INTERESTED PARTIES

LP will promptly forward to the Chairman of the Board any letter or other written communication sent to the Board or any individual director or group of directors, as long as the communication is delivered by certified mail or courier service addressed to LP’s Corporate Secretary at its corporate offices: Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219, and contains the name and address of the sender. If the communication is addressed to an individual director, it will first be sent to that individual for a determination as to whether it relates to a personal matter rather than an LP or an LP Board matter. The Chairman of the Board, in his or her sole discretion, will determine how to handle each communication, including forwarding it for consideration by the full Board, the non-management directors or independent directors only, a Board committee, or an individual director.

ITEM 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Finance and Audit Committee has appointed Deloitte & Touche LLP as LP’s outside independent auditor to, among other services, audit its consolidated financial statements for 2019. Although LP is not required to seek stockholder approval of this appointment, the Board has determined it to be sound corporate governance practice to submit the appointment for ratification by LP’s stockholders. If the appointment is not ratified by stockholders, the Audit Committee will investigate the possible basis for the negative vote and will reconsider the appointment in light of the results of its investigation.

Representatives of Deloitte & Touche LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, may make a statement.

Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Finance and Audit Committee has pre-approved all audit services provided by LP’s independent auditor, Deloitte & Touche LLP, for the years ended December 31, 2018 and 2017. The committee also pre-approved all audit-related and permissible non-audit services provided by Deloitte & Touche LLP during 2018 and 2017 and concluded that the provision of those services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Finance and Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditor. Under the policy, pre-approval is generally provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the committee may pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor must provide a statement that such service is consistent with the SEC’s rules on auditor independence. The committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the committee at its next scheduled meeting. Unless specified otherwise by the committee, the Chairman of the Finance and Audit Committee has been delegated pre-approval authority under the pre-approval policy.

The aggregate fees, including expenses, billed to LP for the years ended December 31, 2018 and 2017 by LP’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were as follows:

	2018	2017
Audit Fees	$2,322,800	$2,329,500
Audit-Related Fees	45,195	31,800

Total Audit and Audit-Related Fees	2,367,995	2,361,300
Tax Fees	30,000	30,000
All Other Fees	1,800	1,500

Total Fees	$2,399,795	$2,392,800

Audit Fees.  Includes fees for audit services involving the audit of LP’s consolidated financial statements, review of interim quarterly statements, the audit of LP’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, any other procedures required to be performed by LP’s independent auditor in order to render its opinion on LP’s consolidated financial statements, and services in connection with statutory audits and financial audits for certain of LP’s subsidiaries.

Audit-Related Fees.  Includes any fees for assurance and related services that are traditionally performed by the independent auditor and are not reported as audit fees. These audit-related services may include due diligence services pertaining to potential business acquisitions or dispositions, due diligence procedures related to debt or equity offerings, accounting consultations related to accounting, financial reporting, or disclosure matters not classified as audit services, assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities not classified as audit services, financial audits of employee benefit plans, and assistance with internal control reporting requirements. Audit-related fees for 2018 and 2017 primarily included fees for audits of employee benefit plans in Canada and services related to environmental agreed upon procedures.

Tax Fees.  Includes any fees for tax services, including tax compliance and planning services. Tax fees for 2018 and 2017 primarily include fees for consultation on value added tax and other tax returns in various non-US tax jurisdiction.

All Other Fees.  Amounts represent fees for a license to use a financial accounting technical research database.

The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as LP’s independent auditor for 2019 (Item 2 on the proxy card).

FINANCE AND AUDIT COMMITTEE REPORT

In discharging its responsibilities, the Audit Committee and its individual members have met with management and LP’s independent auditor, Deloitte & Touche LLP, to review LP’s accounting functions and the audit process and to review and discuss LP’s audited consolidated financial statements for the year ended December 31, 2018. The Audit Committee discussed and reviewed with its outside auditing firm all matters that the firm was required to communicate and discuss with the Audit Committee under applicable auditing standards and all other legal, regulatory and corporate governance standards, including those described in Auditing Standard 1301, as amended, regarding communications with audit committees. Deloitte & Touche LLP has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte & Touche LLP the firm’s independence.

Based on its review and discussions with management and LP’s outside auditor, the Audit Committee recommended to the Board of Directors that LP’s audited consolidated financial statements for the year ended December 31, 2018, be included in LP’s Annual Report on Form 10-K filed with the SEC.

Respectfully submitted,

Kurt M. Landgraf, Chairman

Tracy A. Embree

Ozey K. Horton, Jr.

Stephen E. Macadam

ITEM 3—APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors recognizes the interest of stockholders in executive compensation matters. As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are providing our stockholders an opportunity to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Although the vote is non-binding, we value continued and constructive feedback from our stockholders on compensation and other important matters. In 2018, stockholders approved the compensation policies by a favorable vote of 92% of the votes cast.

As described in the Compensation Discussion and Analysis “CD&A” section of this proxy statement, we believe that our compensation packages provide competitive compensation that enables us to attract, retain and motivate a high-performance executive management team, link executive performance to corporate financial performance, and align the interests of management and stockholders by promoting ownership of LP Common Stock. For more details on our compensation philosophy, please read the CD&A which discusses our executive compensation programs, including specific information about the compensation of our named executive officers for 2018.

On behalf of the stockholders, the committee continually reviews current market practices and data, and our compensation programs and ancillary policies, in addition to actual executive compensation. The committee seeks to achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests. As a result of the committee’s review in 2018, the committee took several important actions and maintained existing compensation practices, including the following:

•	Established objective financial goals, adjusted EBITDA and economic profit, for annual cash incentive award metrics based upon business unit and corporate performance

•	Eliminated individual performance goals

•	Provided no Supplemental Executive Retirement Plan (“SERP”) benefits to newly appointed named executive officers (NEOs), consistent with our benchmarking evaluation

•

Maintained compensation packages, with the assistance from an independent compensation consultant, so that each executive is within a competitive range of total compensation for executives in comparable positions

•

Placed a strong emphasis on variable compensation through our Annual Cash Incentive Award and performance share plans which are designed so that the payout opportunity is directly linked to the achievement of pre-determined financial performance metrics

•	Paid a limited perquisite allowance to our CEO and other NEOs

•	Aligned annual incentive compensation plans between our executives and other employees to encourage a unified effort in achieving our goals and objectives

The above-referenced disclosures appear under the heading “Compensation of Executive Officers” in this proxy statement.

We believe that proper administration of our executive compensation programs will result in attracting and retaining a management team that is motivated to lead our Company to improved fundamental financial performance furthering the long-term interests of LP and its stockholders. For these reasons, we recommend that stockholders vote “FOR” the following resolution and approve, on an advisory basis, the named executive officer compensation:

“Resolved, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K adopted by the SEC, including the Compensation Discussion and Analysis, executive compensation tables and accompanying footnotes and narrative discussion, is hereby approved.”

The above resolution will be deemed to be approved if it receives the affirmative vote of a majority of the total votes cast on this Item 3 at the annual meeting. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote. As this vote is an advisory vote, the outcome is not binding with respect to future executive compensation decisions, including those relating to our named executive officers. Our Compensation Committee and Board of Directors will, however, take the outcome of the vote into account in making future executive compensation decisions, as they have done in prior years. At LP’s 2017 annual meeting of stockholders, a majority of the votes cast on an advisory basis as to the frequency with which LP should conduct an advisory stockholder vote on the compensation of LP’s executive officers (a “say-on-pay” vote) were cast in favor of conducting a say-on-pay vote annually. Accordingly, LP presently intends to conduct a say-on-pay vote annually until the next required advisory vote on the frequency of say-on-pay votes.

ITEM 4—APPROVAL OF THE 2019 EMPLOYEE STOCK PURCHASE PLAN

Our Board of Directors adopted the ESPP on October 31, 2018, subject to stockholder approval on or before the 12 month anniversary of such date. Our stockholders are now being asked to approve the ESPP, including the reservation of shares for issuance thereunder. The principal features and purpose of the ESPP are summarized below. The following summary of the ESPP does not purport to be a complete description of all of the provisions of the ESPP and is qualified in its entirety by reference to the complete text of the ESPP, which has been filed with the SEC as an Annex to this proxy statement. Any stockholder who wishes to obtain a copy of the ESPP may do so upon written request to the Secretary at our principal executive offices.

Summary of the ESPP

Purpose.  The purpose of the ESPP is to enable eligible employees of LP (and certain of its subsidiaries and/or parents) to acquire a proprietary interest in the future of the company through the purchase of Common Stock. The ESPP is intended to satisfy the requirements of an “employee stock purchase plan” under Section 423 of the Code (“Section 423”), although it provides for both Section 423 and non-Section 423 components.

Plan Administration.  The ESPP provides that the ESPP shall be administered by the Compensation Committee, or such other committee or subcommittee of the Board of Directors duly appointed to administer the ESPP (the “Administrator”), whose administration, interpretation and application of the ESPP and its terms will be final, conclusive and binding on all participants unless fraudulent or made in bad faith. The Administrator may adopt one or more sub-plans applicable to particular subsidiaries of LP or locations.

Securities Subject to Plan.  The ESPP provides for up to 2,000,000 shares of Common Stock (the “ESPP Shares”) to be reserved for issuance pursuant to purchases made under the ESPP, subject to adjustment as provided for in the plan. These shares will be made available from LP’s authorized but unissued or reacquired shares of Common Stock, shares of Common Stock purchased on the open market, or any combination thereof. If an outstanding purchase right for any reason expires or is terminated or canceled, the shares of Common Stock allocable to the unexercised portion of that purchase right shall again be available for issuance under the ESPP. The ESPP Shares represent approximately 1.6% of the total number of shares of Common Stock outstanding as of March 11, 2019. In establishing the ESPP Shares, our Board of Directors considered the potential dilutive impact to stockholders, the projected participation rate, equity plan guidelines established by certain proxy advisory firms and input from the Compensation Committee’s independent compensation consultant.

Eligibility and Participation.  Employees of the LP and certain of its subsidiaries or parents are eligible to participate in the ESPP if they have been employed by LP (or by any subsidiary or parent designated for participation) for at least 30 days as of the first day of the offering period and they customarily work more than 20 hours per week for more than 5 months per calendar year. As of March 11, 2019, approximately 4,080 employees are eligible to participate in the ESPP, including 14 officers of LP. The ESPP currently has 570 participants.

An employee will not be eligible to participate in the ESPP during an offering period to the extent that immediately after the grant of a purchase right, the employee (or any other person whose stock would be attributed to the employee under Section 424(d) of the Code) would own stock and/or hold outstanding purchase rights to purchase stock of LP or any parent or subsidiary possessing 5% or more of the total combined voting power or value of all classes of stock of such corporation as determined in accordance with Section 423(b)(3) of the Code. Eligible employees become participants in the ESPP by delivering to the company prior to the applicable offering date a subscription agreement. At the end of each offering period, each participant in the offering period will be automatically enrolled in the next succeeding offering period at the same withholding percentage unless the participant changes his or her elections, withdraws from the ESPP, or terminates employment or otherwise ceases to be an eligible employee.

Offering Periods and Dates.  Shares of Common Stock will be offered for purchase through a series of consecutive offering periods, each of which will generally be six months in duration, unless otherwise determined by the Administrator; provided, however, that no offering period will have a duration exceeding

27 months. For each offering period in which an employee participates, he or she will be granted a right to purchase Common Stock.

Payroll Deductions.  The purchase price of the shares is accumulated by payroll deductions during the offering period. Each employee participating in the ESPP may elect to have up to 15% of regular cash compensation (subject to other limitations described in the ESPP) deducted and credited to that employee’s account under the ESPP. An employee’s regular cash compensation generally includes base wages or salary, overtime, shift differentials, payments for paid time off and payment in lien of notice. Cash compensation excludes variable compensation such as moving allowances, payments pursuant to a a severance agreement, termination pay, relocation payments, bonuses, commissions, compensation deferred under any program or plan (including, without limitation, pursuant to Section 401(k) or Section 125 of the Code), any amounts directly or indirectly paid pursuant to the ESPP or any other stock purchase, stock option or other stock-based compensation plan, or any other compensation not included above.

Payroll deductions will be credited to an account established in the employee’s name, shall be held as general assets of LP and shall not accrue interest unless otherwise required by applicable law. To the extent that an employee’s payroll deductions exceed the amount required to purchase shares subject to purchase rights, the excess shall be carried forward to apply to the next purchase date if the employee’s participation in the ESPP continues and the excess is less than the amount that would have been necessary to purchase an additional whole share; otherwise, it will be refunded promptly after the purchase date to the employee without interest.

Purchase of Common Stock; Exercise of Purchase Right.  By electing to participate in the ESPP, each employee is in effect granted a right to purchase shares of Common Stock using payroll deductions accumulated as of each of the purchase dates during any offering period. However, no participant may (i) accrue rights to purchase stock with a value in excess of $25,000 (determined on the basis of the fair market value of the Common Stock on the start date of the offering period) in any calendar year; or (ii) purchase shares of Common Stock in excess of either the dollar limit or the share limit applicable to an offering period. The dollar limit for an offering period is determined by multiplying $2,083 by the number of months (rounded to the nearest whole month) in the offering period and rounding to the nearest whole dollar. The share limit for an offering period is determined by multiplying 208 shares by the number of months (rounded to the nearest whole month) in the offering period and rounding to the nearest whole share. The share limit may be adjusted by the Compensation Committee prior to the start of an offering period. If the total number of shares for which purchase rights are to be exercised on any purchase date exceeds the number of shares at the time available for issuance under the ESPP, then the Administrator will prorate the available shares. An employee’s purchase right will be exercised by applying the amount credited to the employee’s account to the purchase of whole shares of Common Stock on each purchase date. If a balance remains in an employee’s account because it is less than the price of one whole share, it will be carried over to the next offering period, if the employee’s participation continues.

Purchase Price of Common Stock; Taxes on the Acquisition or Disposition of Stock.  On any particular purchase date under the ESPP, the purchase price per share will be established by the Compensation Committee; provided, however, that such purchase price shall not be less than 85% of the lower of (i) the fair market value of a share of Common Stock on the first business day in such offering period or (ii) the fair market value of a share of Common Stock on the last business day in such offering period. On December 31, 2018, the closing market price of Common Stock was $22.22, as reported by the New York Stock Exchange.

In general, the fair market value per share on any relevant date under the ESPP will be equal to the closing price quoted for such date by the principal exchange or trading market on which Common Stock is traded (as determined by the Administrator). If the Common Stock is not listed on a stock exchange or if trading activities for the Stock are not reported, the fair market value will be determined by the LP Board or the Administrator, consistent with applicable legal requirements.

The participating employee shall be responsible for all taxes and generally all other withholdings required in connection with the acquisition or disposition of stock purchased under the ESPP. See “U.S. Federal Income Tax Information,” below. The participating employee shall not have an interest or voting right in any shares covered under the ESPP prior to purchase.

Ability of the Committee to Amend or Terminate the ESPP.  The Committe may amend or terminate the ESPP, or any purchase right granted thereunder, at any time, except that no such amendment or termination will affect purchase rights previously granted under the ESPP unless expressly provided for by the Committee and no such amendment or termination may materially adversely affect a purchase right without the consent of a participant (unless permitted by the ESPP or as required by applicable law or to qualify the ESPP pursuant to Section 423 of the Code). Certain amendments may require the approval of the LP’s stockholders. Unless the ESPP is earlier terminated, it will continue until the earlier of (i) the issuance of all Common Stock available for issuance under the ESPP and (ii) October 30, 2028. If the ESPP is terminated before an employee’s right to purchase shares has been exercised under the ESPP, any funds deducted from the employee’s compensation and credited to the employee’s account under the ESPP shall be refunded.

Withdrawal.  An employee may withdraw from the ESPP by delivering to the company a cancellation notice in accordance with the procedures prescribed by the company. Such cancellation notice must be delivered not later than 10 business days prior to the applicable purchase date to apply to that offering. An employee’s withdrawal from an offering does not affect the employee’s eligibility to participate in subsequent offerings under the ESPP.

Termination of Employment.  Termination of a participant’s continuous status as an employee for any reason, including retirement, death or disability, cancels his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the employee’s account will be returned to the employee or, in the case of death, to the person or persons entitled thereto as specified by the employee in the written designation of beneficiary.

Capital Changes.  In the event any change is made in the capitalization of LP, such as a merger, stock split or stock dividend or any other material increase or decrease in the shares of LP stock without the company’s receipt or payment of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the ESPP, (ii) the maximum number of securities purchasable per participant during an offering and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will prevent any dilution or enlargement of the rights and benefits of plan participants.

In the event of a change of control of LP, the surviving, continuing, successor or purchasing corporation (an “acquiring corporation”) may assume or continue LP’s rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights for such acquiring corporation’s stock. If such acquiring corporation elects not to assume, continue or substitute the purchase rights under the ESPP, the purchase date of the then-current offering period will be accelerated to a date before the change of control. All purchase rights that are neither assumed or continued by the acquiring corporation in connection with the change of control nor exercised as of the date of the change of control shall terminate and cease to be outstanding effective as of the date of the change of control.

Nonassignability.  No rights or accumulated payroll deductions of an employee under the ESPP may be pledged, assigned or transferred for any reason, and any such attempt may be treated by LP as an election to withdraw from the ESPP.

Reports. Individual accounts are maintained for each participant in the ESPP. After each purchase date, the participant’s broker account will update with the number of shares purchased on behalf of the participant and the purchase price paid per share. The participant will also receive an annual statement of his or her plan account.

Compliance with Securities Law.  The issuance of shares under the ESPP shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange upon which the shares may then be listed and will be further subject to the approval of counsel for LP with respect to such compliance.

U.S. Federal Income Tax Information.  The ESPP is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the right to purchase, or the actual purchase of, shares. However, upon the employee’s disposition of shares purchased under the ESPP, the participant will generally be subject to tax. Upon disposition, if the shares have been held by the participant for more than two years after the first day of the offering period and more than one year after the purchase date of the shares, the participant will recognize taxable ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of the disposition over the purchase price of the shares, or (ii) 15% of the fair market value of the shares on the first day of the applicable offering period. Any additional taxable gain on the disposition will be treated as a long-term capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be taxable as ordinary income, and any gain or loss on such disposition will be treated as a capital gain or loss. The company is not entitled to a deduction for amounts taxable to a participant, except to the extent of ordinary income reported by the participant on disposition of shares before the expiration of the holding periods described above.

The foregoing is only a summary of the United States Federal income tax consequences of the ESPP to participants and does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the income tax consequences of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant may reside, and to which the participant may be subject.

Restriction on Resale.  Certain officers and directors of LP may be deemed to be “affiliates” of the company, as that term is defined under the Securities Act of 1933. Common Stock acquired under the ESPP by an affiliate may only be reoffered or resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act of 1933.

New Plan Benefits.  Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the ESPP.

We recommend that stockholders vote “FOR” the approval of the 2019 Employee Stock Purchase Plan. The 2019 Employee Stock Purchase Plan will be approved if it receives the affirmative vote of a majority of the total votes cast in this Item 4 at the annual meeting. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of this vote.

OTHER BUSINESS

At the time this proxy statement was printed, management knew of no matters to be presented at the annual meeting other than the items of business listed in the Notice of Annual Meeting of Stockholders. If any matters other than the listed items properly come before the meeting, the proxies named in the accompanying form of proxy will vote or refrain from voting on such matters in accordance with their judgment.

HOLDERS OF COMMON STOCK

Five Percent Beneficial Owners

The following table provides information concerning the beneficial ownership of Common Stock by the persons known to LP to beneficially own 5% or more of the outstanding Common Stock as of December 31, 2018.

Name and Address	Common Stock Beneficially Owned	Approximate Percent of Class
BlackRock, Inc.	17,936,821	12.7%
55 East 52nd Street, New York, NY 10022

The Vanguard Group, Inc.	16,772,097	11.9%
100 Vanguard Blvd., Malvern, PA 19355

Directors and Named Executive Officers

The following table summarizes the beneficial ownership of Common Stock of LP’s directors, nominees for director, and named executive officers (“NEOs”) included in the Summary Compensation Table below as of March 11, 2019:

Name	Common Stock Beneficially Owned(1)(5)	Approximate Percent of Class
Sallie B. Bailey(3)(4)	185,892	0.2%
E. Gary Cook(2)	79,454	0.1%
Tracy A. Embree	10,473	—%
Lizanne C. Gottung(2)	45,276	—%
Alan J.M. Haughie	—	—%
Ozey K. Horton, Jr.	8,710	—%
Michael E. Kinney(6)	31,792	—%
Kurt M. Landgraf(2)	48,709	—%
Stephen E. Macadam	—	—%
Dustan E. McCoy(2)	55,777	—%
Timothy Mann, Jr.	—	—%
Jason Ringblom(2)	22,337	—%
Neil Sherman(2)	41,962	—%
W. Bradley Southern(2)(3)	162,412	0.1%
All directors and executive officers as a group(2)(4)	475,110	0.4%

(1)

Shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose of, or direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set forth opposite their respective names.

(2)

Includes shares reserved for issuance under immediately exercisable options/stock settled appreciation rights (“SSARs”) and options/SSARs which will become exercisable within 60 days after March 11, 2019, as follows: Mr. Cook 29,315 shares; Ms. Gottung 24,661 shares; Mr. McCoy 29,315 shares; Mr. Ringblom 9,617 shares; Mr. Sherman 10,185 shares; Mr. Kinney 11,565 shares; and Mr. Southern 40,163 shares; and all current directors and executive officers as a group, 143,256 shares. For purpose of the SSARs, exercise price is assumed to be $25.26 based upon the closing price on the date of record (March 11, 2019).

(3)

Includes restricted stock awards issued under the 2013 Omnibus Stock Award Plan and LP’s 1997 Incentive Stock Award Plan, as to which the following executive officers have the power to vote: Ms. Bailey 12,069 shares; Mr. Ringblom 6,897 shares; Mr. Sherman 6,897 shares; Mr. Kinney 2,916 shares; and Mr. Southern 36,931 shares.

(4)

Ms. Bailey retired as LP’s Chief Financial Officer on July 17, 2018. Numbers included in the table above reflect the last reported ownership on Form 4 and options/SSARs exercisable within 60 days of March 11, 2019. Ms. Bailey is excluded from the total of all directors and executive officers as a group.

(5)

Excluded from this table are time-vested restricted stock units issued under the 2013 Omnibus Stock Award Plan which will convert into common stock as of the vesting date which the following executive officers do not have the power to vote: Ms. Bailey 15,251 shares; Mr. Haughie 16,577 shares; Mr. Mann 27,192 shares; Mr. Ringblom 21,966 shares; Mr. Sherman 21,966 shares; and Mr. Southern 135,079 shares.

(6)

Mr. Kinney served as interim Chief Financial Officer until January 9, 2019. Numbers included in the table above reflect the last reported ownership on Form 4 and options/SSARs exercisable within 60 days of March 11, 2019. Mr. Kinney is excluded from the total of all directors and executive officers as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 (“Section 16”) requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC and the NYSE by LP’s officers, directors, and certain other “reporting persons.” Based solely upon a review of copies of Forms 3, 4, and 5 (and amendments thereto) filed by LP’s reporting persons and written representations by such persons, to LP’s knowledge, all Section 16 reporting requirements applicable to such persons were complied with for the period specified in the SEC’s rules governing proxy statement disclosures.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Compensation Committee has oversight of compensation policies designed to align compensation with our overall business strategy, values and management initiatives. In discharging its oversight responsibility, the committee has retained an independent compensation consultant, FW Cook, to advise the committee regarding market and general compensation trends.

The committee has affirmed the independence of its consultant through a review of the firm’s independence policy and other relevant matters, and is not aware of any conflict of interest that would prevent the consultant from providing independent advice to the committee regarding executive compensation matters. The consultant is responsible solely to the committee and undertook no work with the management of the Company without approval from the committee chair. The consultant is not the beneficial owner of any shares of LP’s Common Stock, and fees payable by LP to FW Cook during 2018 were less than 1% of the firm’s gross revenues.

The committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.

Respectfully submitted,

Dustan E. McCoy, Chairman

E. Gary Cook

Lizanne C. Gottung

Kurt M. Landgraf

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This CDA describes LP’s executive compensation programs and explains how the Compensation Committee made compensation decisions for the following NEOs in 2018.

Named Executive Officer	Position with the Company
W. Bradley Southern	Chief Executive Officer
Sallie B. Bailey	Former Executive Vice President and Chief Financial Officer[1]
Michael E. Kinney	Former Interim Chief Financial Officer and Treasurer[2]
Timothy Mann, Jr.	Executive Vice President, Business Development, General Counsel and Secretary[3]
Jason Ringblom	Executive Vice President, OSB and EWP
Neil Sherman	Executive Vice President, Siding

[1]	Ms. Bailey served as Executive Vice President and Chief Financial Officer from January 1, 2018 to July 17, 2018.

[2]	Mr. Kinney served as Chief Financial Officer from July 18, 2018 through January 9, 2019.

[3]	Mr. Mann was appointed as of March 5, 2018.

This CD&A is divided into the following sections:

•	Executive Summary;

•	2018 Compensation Highlights;

•	Results of the 2018 Say-on-Pay Vote;

•	Elements and Philosophy of Executive Compensation;

•	Executive Compensation Summary for 2019; and

•	Additional Policies and Guidelines affecting Executive Compensation

To evaluate performance in a manner consistent with how management evaluates our operating results and trends, the Compensation Committee tracks certain business performance metrics (Adjusted EBITDA and Economic Profit) that are measured on a non-GAAP basis to both long-term and annual incentive awards. Please refer to LP’s 2018 Annual Report on From 10-K for the year ended December 31, 2018 for a description and reconciliation of these non-GAAP financial measures and additional non-GAAP measures described in the Executive Summary below relative to reported GAAP financial measures.

EXECUTIVE SUMMARY

2018 Business and Financial Highlights

LP delivered on multiple key financial and efficiency measures in 2018 versus the prior year. The measures marked with an * below are those that were directly linked to 2018 executive compensation.

•	Net sales increased by 3% to $2.8 billion

•	Earnings per share increased 3% to $2.73

•	SmartSideTM Strand siding sales* increased 12% and volume increased 8%

•	Percentage of value added OSB sales volume* increased 2 points

•	Return on invested capital (ROIC) increased to 19%

•	Adjusted EBITDA* was $660 million

The following charts outline LP performance against key metrics—net sales, earnings per share, Adjusted EBITDA, adjusted income from continuing operations, return on invested capital and total shareholder return (TSR). The Compensation Committee believes the compensation earned by the NEOs in 2018 reflects our strong financial performance and continued execution against many of the metrics tied to increased shareholder value.

Net Sales in Millions - 2014 to 2018	Earnings Per Share ($ / share)

Adjusted EBITDA from Continuing Operations	Adjusted Income from Continuing Operations

Return on Invested Capital	Total Shareholder Return

2018 COMPENSATION HIGHLIGHTS

We use our compensation program to attract, motivate and retain executives who lead our company. The Compensation Committee has established programs and practices designed to pay for performance and to align executives’ interest with those of our stockholders. We believe our compensation program helps drive LP’s performance by providing compensation that is commensurate with performance. The 2018 executive compensation program was guided by the following core principles:

Equity-based compensation aligns executives’ interests with stockholders’ interest, drives performance and facilitates retention of superior talent. We believe equity-based compensation aligns executives’ interests with those of our stockholders. Annual equity awards consist of performance shares (“PSUs”) and restricted stock units (“RSUs”). Performance shares are settled in LP stock and are only paid out if the performance goals set for the three-year cumulative performance period are met. Final achievement is also subject to a TSR modifier relative to our peer group. In 2018, the goals were based upon value creating product (“VCP”) growth and ROIC for the period January 1, 2018 to December 31, 2020. VCP growth represents the increase in sales volumes from a specific group of products identified to enhance revenue, stabilize earnings (away from commodity pricing) and improve product portfolio diversity. Restricted stock units are time vesting awards that are settled in LP stock assuming the NEO remains employed through the vesting date or under certain retirement provisions.

Incentive compensation drives increasing profits and returns. The committee strongly believes linking compensation to certain critical performance metrics results in increased profits and stronger returns, which support improving stockholder returns. For 2018, the company’s annual cash incentive award plan (“ACIAP”) of the NEOs was based upon Adjusted EBITDA (adjusted for commodity OSB price), economic profit and certain operational improvements. The committee determined for 2018 that operating results for incentive calculation purposes should not be influenced by increases nor decreases in commodity OSB pricing. An economic profit metric was added to further link asset utilization and financial performance. No amounts will be payable under the incentive compensation unless the minimum threshold for the company performance goal was achieved.

Base salary represents the smallest portion of total target compensation. The committee continuously makes efforts to appropriately weight base salary and variable (annual cash and equity incentives) compensation for each NEO. Our target compensation mix for our CEO and our other executive officers reflects our emphasis on long-term, performance-based compensation that incentivizes our executive officers to make strategic decisions that will strengthen our business and create long-term value for our stockholders. performance-based compensation includes performance shares and the ACIAP. In 2018, 51% of our CEO’s target compensation and 41% of our other executive officers’ target compensation was performance-based, as shown in the graphs below.

The following chart summarizes annual total target compensation awarded to each NEO in 2018:

Named Executive Officer	Annual Base Salary(1)	Annual Incentive Target Value	Long Term Incentive Award Value(2)	2018 Total Target Compensation
W. Bradley Southern	$900,000	$990,000	$1,300,000	$3,190,000
Sallie B. Bailey	$504,000	$352,800	$700,000	$1,556,800
Michael E. Kinney	$281,000	$112,400	$168,600	$562,000
Timothy Mann, Jr.	$475,000	$332,500	$700,000	$1,507,500
Jason Ringblom	$370,000	$240,500	$400,000	$1,010,500
Neil Sherman	$370,000	$240,500	$400,000	$1,010,500

[1]	The amounts listed in this column reflect the annual base salary increases effective March 1, 2018 and further adjusted for Mr. Southern on August 1, 2019.

[2]

Includes the value of annual target incentives equity awards, expressed as the aggregate grant date vale of PSUs (at target) and RSUs, as determined using the grant date closing stock price for PSUs and RSUs.

RESULTS OF THE 2018 SAY-ON-PAY VOTE

In 2018, we sought an advisory vote from our stockholders on NEO compensation (commonly referred to as “Say-on-Pay vote”). Approximately 92% of the votes cast for Say-on-Pay vote were in support of the LP’s executive compensation program. Even with this strong endorsement of the company’s pay practices, the committee believes it is essential to regularly review the executive compensation program. In 2018, the committee concluded the compensation program provides rewards that motivates our NEOs to maximize long-term stockholder value and encourage retention. In 2018, the committee increased the percentage of PSUs to 50% reducing the percentage of SSARS with the performance period covering three years, further linking performance and pay.

CORPORATE GOVERANCE

The committee recognizes that the success of our executive compensation program over the long-term requires a robust framework of compensation governance. As a result, the committee regularly reviews external compensation practices and trends and incorporates best practices into our executive compensation program.

ELEMENTS AND PHILOSOPHY OF EXECUTIVE COMPENSATION

Elements

For 2018, there were no new elements of compensation provided to the CEO or other NEOs. The following table outlines the objectives and purposes of each element of LP’s executive compensation program:

Element	Objectives	Purpose	Target Competitive Position
Base salary	Attract and retain quality talent	Provide reasonable level of fixed cash based on: • level of responsibility, performance and experience • comparison to market pay information	Median of competitive market

Annual cash incentive	Pay-for-performance	Motivate and reward achievement of annual performance goals through corporate financial goals and other strategic and operational performance goals	Median of competitive market Payout will vary based on actual corporate and business unit performance

Long-term equity incentive	Provide stockholder alignment, Focus on long-term success, Pay-for-performance, Retention, Facilitate stock ownership by employees	Provide an incentive to preserve and enhance stockholder value and to achieve our long-term objectives, through awards of PSUs and RSUs.	Median of competitive market Payout will vary based on actual performance relative to key corporate goals and stock returns,

Retirement benefits	Attract and retain quality talent	Provide retirement plan benefits through pension plans, 401(k) plan and other defined contribution plans consistent with market practice	Benefits comparable to those of competitive market

Post-termination compensation (severance and change of control)	Attract and retain quality talent	Facilitate attraction and retention of executives critical to our long-term success and competitiveness consistent with market practice	Benefits aligned with market practice

Review of Peer Group and Survey Data for Comparison Purposes

To ensure that our compensation programs are reasonable and competitive in the marketplace, the committee compares our programs to our peers. The committee believes that the current peer group companies (for 2018 compensation) reflect similarities in channels, business cycles, and manufacturing expertise, thus providing appropriate benchmark data. The peer group contains the following companies:

• Allegion PLC	• Lennox International
• American Woodmark	• Masco
• A. O. Smith	• Masonite International
• Armstrong World Industries	• NCI Building Systems
• Boise Cascade	• Owens Corning
• Builders FirstSource	• Simpson Manufacturing Company
• Fortune Brands Home & Security	• Universal Forest Products
• Gibraltar Industries	• USG
• Griffon

The committee, with input and advice from its independent consultant, has developed the customized peer group for review of executive compensation levels and plan design practices. The committee, in conjunction with its consultant, periodically reviews the peer group, and revises it as appropriate to ensure that it continues to represent similar U.S. organizations with which we compete for executive talent. During 2018, changes to the peer group included the removal of Quanex (based upon company size), Ply Gem Holdings (acquired in April 2018) and the addition of Allegion PLC, Masonite International and NCI Building Systems.

FW Cook also reviews two confidential, third-party surveys in order to benchmark LP’s executive compensation where appropriate. Both surveys were “general industry” sources, from which aggregate results were compiled using the appropriate revenue bands. Data was then interpolated to LP’s revenue of approximately $2.9 billion. A similar methodology was used for LP’s business unit executives using size-appropriate revenue bands and LP business unit revenues.

In 2018, the committee relied on both peer group and survey data to more clearly understand the relevant market for executive talent and to help inform its decision-marking and ensure that the Company’s executive compensation program supports the LP’s recruitment and retention needs and is fair and efficient. Specifically, the committee compared each executive’s base salary, total cash compensation opportunities (salary and target cash incentive award), and total direct compensation opportunities (salary, target cash incentive award, and annualized grant-date present value of equity-based awards) for 2018 against comparable information from the peer group and survey data. The committee believes using several benchmark data sources improves the quality of comparison because it may be difficult to identify an appropriate match for some officer positions within the peer group alone. In addition, the survey data reflects the broader industries with which LP competes for management talent.

Base Salaries

In setting 2018 salary levels, the committee (together with Mr. Southern for the NEOs other than himself) considered market data, individual performance and competitiveness of total direct compensation of each NEO. In March of 2018 (and further adjusted for Mr. Southern in August 2018), each NEO received an annual base salary increase ranging as indicated below.

Named Executive Officer	2018	2017	% Increase
W. Bradley Southern	$900,000	$750,000	20.0%
Sallie B. Bailey	$504,000	$489,250	3.0%
Michael E. Kinney	$280,100	(1)
Timothy Mann, Jr.	$475,000	(2)
Jason Ringblom	$370,000	$315,000	17.5%
Neil Sherman	$370,000	$320,000	15.6%

[1]	Mr. Kinney was not considered an NEO in 2017.

[2]	Mr. Mann was not employed by LP in 2017 and therefore not an NEO.

Achievement of Performance Goals for 2018

In 2018, LP’s ACIAP metrics were corporate financial goals, certain corporate operational goals and business unit financial performance goals.

Corporate financial goals. The 2018 ACIAP performance metrics included an adjusted EBITDA and economic profit goal. The adjusted EBITDA goal threshold was $524 million, with a target of $657 million, and a maximum payment achieved at $756 million. No amounts would have been payable under the plan unless the minimum threshold was achieved. The targets were adjusted to neutralize commodity OSB pricing to focus on core performance. Our reported 2018 adjusted EBITDA of $660 million exceeded the target goal level. An economic profit goal (adjusted to neutralize commodity OSB pricing) was also added with a threshold of $176 million, a target of $274 million and a maximum achievement of $429 million. Our 2018 economic profit of $284 million exceeded the target goal.

Corporate Operational goals. The committee established corporate operational goals related to safety and overall equipment effectiveness (“OEE”). The safety goal was established based upon LP’s Total Incident Rate (“TIR”) with a threshold of 0.60, a target of 0.50 and a maximum of 0.40. The OEE goal measures LP’s ability to improve manufacturing productivity. The goal was established with an OEE improvement threshold of 0.71%, a target of 1.41% and a maximum of 2.12%.

Business unit performance goals. The committee established specific business unit financial and operational goals to be included in the 2018 ACIAP.

Following the end of the year, performance is assessed against those goals to determine the CEO’s and each other NEO’s level of achievement. Each goal is assigned a value based on a variety of factors which can result in the performance component ranging from 0-200% based on the level of attainment.

The committee has the authority, in its sole discretion, to reduce or eliminate the payout of annual cash incentives, despite its determination that performance was at or above the threshold level, if it finds that paying the awards is not in the best interest of LP.

The committee established weightings for our Chief Executive Officer, Chief Financial Officer and Executive Vice President, General Counsel for 2018 as follows:

Corporate Operational	Meet or exceed Safety metric	20%
	Meet or exceed OEE metric

Corporate Financial	Adjusted EBITDA from continuing operations (adjusted for OSB pricing)	50%
	Economic Profit

Business Financial	OSB Economic Profit (adjusted for OSB pricing)	30%
	Siding Economic Profit (adjusted for OSB pricing)
	South America Economic Profit

Weightings for the EVP of Siding and EVP of OSB were as follows:

Business Operational	Meet or exceed Safety metric	20%
	Meet or Exceed overall equipment effectiveness metric (OEE)
	Product line specific goal

Business Financial	Adjusted EBITDA from continuing operations (adjusted for OSB pricing)	50%
	Economic Profit

Corporate Financial	Adjusted EBITDA from continuing operations (adjusted for OSB pricing)	30%
	Economic Profit

The following table summarizes the payout opportunities for our CEO and the other NEOs and the actual incentive payouts, paid in 2019, reflecting performance in 2018:

	Annual Incentive Target		Annual Incentive Maximum		Actual 2018 Attainment of Operational Goal(4)	Actual 2018 Attainment of Corporate Financial Goal	Actual 2018 Attainment of Business Financial Goal	2018 Annual Cash Incentive
Named Executive Officer	% of Base Salary	Amount	% of Target	Amount	% of Target	% of Target	% of Target	Amount
W. Bradley Southern	110%	$990,000	200%	$1,980,000	30%	53%	42%	$1,230,352
Sallie B. Bailey(1)	70%	$352,800	200%	$705,600	20%	50%	30%	$352,800
Michael E. Kinney(2)	40%	$112,400	200%	$224,800	30%	53%	42%	$224,800
Timothy Mann, Jr.(3)	70%	$332,500	200%	$665,000	30%	53%	42%	$341,902
Jason Ringblom	65%	$240,500	200%	$481,000	36%	32%	48%	$277,910
Neil Sherman	65%	$240,500	200%	$481,000	35%	32%	40%	$256,034

(1)	In accordance with Ms. Bailey’s retirement agreement, incentive bonus earned for 2018 will be paid at target levels.

(2)	Reflects adjustment based upon additional duties performed in 2018 while Mr. Kinney served as Interim CFO.

(3)	Reflects prorated amount based upon hire date.

(4)	The committee exercised discretion to reduce the payment based on additional TIR considerations.

Long-Term Equity Incentive Compensation

The committee awards long-term incentive equity grants to the CEO and the other NEOs as part of their overall compensation package. These awards are consistent with the committee’s objectives of aligning our senior leaders with the financial interests of our stockholders, focusing on long-term success, supporting pay-for-performance, and offering competitive compensation packages. This component comprises the largest aspect of the executives total compensation package with vesting tied to multi-year performance goals and service. The following table summarized the award opportunities for 2018.

Named Executive Officer	Time-based restricted stock (RSUs)	Performance-based restricted stock (PSUs)	Long term Incentive Award Value
W. Bradley Southern	$650,000	$650,000	$1,300,000
Sallie B. Bailey	$350,000	$350,000	$700,000
Michael E. Kinney	$84,300	$84,300	$168,600
Timothy Mann, Jr.	$350,000	$350,000	$700,000
Jason Ringblom	$200,000	$200,000	$400,000
Neil Sherman	$200,000	$200,000	$400,000

The committee determined that awards to the CEO and the other NEOs under the Stock Award Plan would be split between RSUs (50%) and PSUs (50%), based on the relative grant date fair values of the awards.

The 2018 performance share plan design includes a three-year return on invested capital (“ROIC”) with threshold, target and maximum goals as approved by the committee and a three-year value-creating product volume growth for a predetermined portfolio of products. If the performance goals are met at the end of the performance period, the award will be adjusted to reflect LP’s 3 year TSR performance relative to a capital market peer group. This TSR modifier can increase or decrease the award by 20%, although the TSR modifier cannot cause the award to exceed the maximum of 200%. The capital market peer group includes the following companies:

• A. O. Smith	• Norbord
• Armstrong World Industries	• Ply Gem Holdings
• Boise Cascade	• Owens Corning
• CSW Industrials	• Simpson Manufacturing Company
• Fortune Brands Home & Security	• Summit Materials, Inc.
• James Hardie Industries, plc	• Trex Company, Inc.
• Lennox International	• Universal Forest Products
• Masco	• USG

The Compensation Committee reviewed and approved performance against pre-established targets for the 2016-2018 cycle. Payout amounts for 2016-2018 performance shares were as follows:

Year Granted	Performance Period	Goal	Weighting	Result	Target	% of target attained
2016	1 year	LP Revenue Growth	50%	18%	12%	200%
	1 year	Smart Side Revenue Growth	50%	15%	12%	197%
	3 year	TSR multiplier	+/-20%			— %

LP’s TSR performance relative to the capital market peer group described above was between the 25th and 75th percentile and therefore no adjustment was made in terms of payout.

Retirement & Other Benefits

LP’s qualified retirement plans are designed to provide retirement benefits at a competitive level compared peers and the general manufacturing industry. All full-time salaried and hourly U.S. employees participate in LP’s 401(k) and Profit Sharing Plan. The company’s Retirement Account Plan, a defined benefit plan, was frozen effective January 1, 2010. U.S. employees hired prior to this date remain participants in the plan, but no further credits will be earned by the participants.

Employees in the top two levels of LP’s management, including executive officers, participate in LP’s Executive Deferred Compensation Plan. Under the plan, participants may defer the receipt of up to 90% of base salary and annual bonuses for income tax purposes, and receive five percent of their contributions matched. In addition, the plan enables executives and other highly-compensated employees to obtain benefits comparable to those available under the 401(k) plan without being subject to the limits imposed by the Internal Revenue Code on tax-qualified plans.

LP maintains a SERP that provides retirement pension benefits to select, grandfathered NEOs. SERP benefits have not been provided to newly appointed NEOs, consistent with our benchmarking evaluation. The SERP benefits generally do not vest until an officer has been a participant for five years, and are reduced by the value of employer contributions under LP’s other retirement plans and the Executive Deferred Compensation Plan, as well as a portion of a participant’s Social Security benefits. As of March 26, 2019, no benefits remain to be paid under this plan.

Additional information about LP’s retirement plans is provided in the Summary Compensation Table, the Pension Benefits Table, and the Nonqualified Deferred Compensation Table. The committee believes the retirement benefit plans described above are important parts of our compensation program, and the committee will continue to review them periodically to ensure competitiveness.

Other Compensation

We provide our CEO and NEOs with limited perquisites, consisting of retirement, long-term disability and life insurance benefits, and personal estate and financial planning services through independent providers. These benefits are discussed in more detail in note 5 to the Summary Compensation Table.

Executive Change of Control Employment Agreements

Change of Control Employment Agreements with our executive officers provide for the payment of severance compensation and other benefits if the officer’s employment is terminated for specified reasons within three years following the occurrence of a change of control of LP. Such reasons include (a) termination by LP other than for cause and (b) termination by the officer because, among other things, his/her assigned duties, position, or authority are diminished in a material way, his/her compensation is substantially reduced, he/she is required to move his/her workplace more than 50 miles, or he/she has substantially increased travel requirements. Severance benefits under the agreements include; a cash payment in an amount equal to three times the sum of the officer’s annual base salary and target bonus amount; enhanced benefits under LP’s retirement plans; and vesting of equity awards but does not include any tax gross-up provisions.

The committee believes these agreements are important to encourage our CEO and NEOs to continue to work in the best interests of LP and its stockholders in a potential change of control situation, and to evaluate any possible transactions with the maximum degree of independence and objectivity. The terms of the agreements are described in more detail under the heading “Potential Payments Upon Termination or Change of Control”.

EXECUTIVE COMPENSATION SUMMARY FOR 2019

As part of the establishment of the 2019 executive compensation targets, the Compensation Committee, in conjunction with its compensation consultant, reviewed the peer group to ensure it represented similar U.S. organizations with which we compete for executive talent. No changes were made in LP’s peer group for 2019 as a result of this review.

2019 Annual Salaries

On February 8, 2019, the committee approved the following salaries for certain of our NEOs and our new CFO.

Name	2019 Salary	2018 Salary	% increase
W. Bradley Southern	$975,000	$900,000	8.3%
Alan J.M. Haughie	$550,000	(1)
Timothy Mann, Jr.	$490,000	$475,000	3.2%
Jason Ringblom	$410,000	$370,000	10.8%
Neil Sherman	$410,000	$370,000	10.8%

(1)	Mr. Haughie was appointed CFO on January 9, 2019.

Annual Cash Incentive Award Plan

The committee approved in February 2019 the 2019 Annual Cash Incentive Award Plan. The 2019 plan will be based 70% on the corporate financial performance metrics and 30% on the business financial results for Mr. Southern, Haughie and Mann. The 2019 plan for Mr. Ringblom and Sherman will be based 40% on the company financial performance and 60% on the executive specific business unit financial performance. For the 2019 plan, no operational goals are included.

Long-Term Incentive Plan

The committee awards long-term equity incentive grants to CEO and the other NEOs as part of their overall compensation package. These awards are consistent with the committee’s objectives of aligning the financial interests of our executives with the financial interests of our stockholders, focusing on our long-term success, supporting our high performance-oriented culture, and offering competitive compensation packages. The long-term equity grant for 2019 will consist of 50% time-based RSUs (3-year cliff vesting) and 50% PSUs.

The committee approved the 2019 performance share plan which was a 3-year performance period consisting of two metrics, each with a threshold, target and maximum goal. These metrics include: (1) 3-year ROIC and (2) 3-year SmartSide Strand and OSB structural solutions product volume growth. If the threshold goal is met at the end of the performance period, the award will be adjusted to reflect LP’s 3 year TSR performance relative to a capital market peer group. This TSR modifier can increase or decrease the award by up to 20%. The TSR modifier cannot cause the award to exceed the maximum of 200%.

ADDITIONAL POLICIES AND GUIDELINES AFFECTING EXECUTIVE COMPENSATION

Use of Independent Compensation Consultant

The committee engaged FW Cook as its independent compensation consultant to assist in determining the appropriate executive officer compensation in 2018 pursuant to our compensation policies. FW Cook had no other business relationship with LP and received no payments from us other than fees for services to the committee and the Nominating Committee. See “Corporate Governance-Compensation Committee” for additional information about our use of compensation consultants.

Timing of Long-Term Equity Grants

Our policies require restricted stock and performance awards to be valued at grant based upon the closing price of our stock on the grant day of the award. The committee’s practice is to make equity awards at its first committee meeting in a given year (generally in the last week of January or the first week of February). Committee meeting dates are set by the committee at least one year in advance.

Policy on Incentive Compensation Clawback

A significant percentage of our executive officer compensation is incentive based. The determination of the extent to which the incentive objectives are achieved is based in part on the committee’s discretion and in part on our financial results. The committee has the right to reassess its determination of the performance awards if the financial statements on which it relied are restated. The committee has the authority to direct LP to seek to recover (i.e. “clawback”) from any executive officer any amounts determined to have been inappropriately received by the individual executive officer. In addition, the Sarbanes-Oxley Act of 2002 mandates that the Chief Executive Officer and the Chief Financial Officer reimburse LP for any bonus or other incentive-based or equity-based compensation paid to them in a year following the issuance of financial statements that are later required to be restated as a result of misconduct.

Executive Stock Ownership Guidelines

We strongly believe the financial interests of our executives should be aligned with those of our stockholders. Accordingly, the committee has established meaningful stock ownership guidelines for our executive officers.

Executive officers are expected to own shares of our Common Stock in an amount equivalent to a multiple of the executive officer’s annual base salary as follows: for the Chief Executive Officer, five times; for the Chief Financial Officer and the other Executive Vice Presidents, three times. These are measured annually at the first regularly scheduled Compensation Committee meeting of the calendar year.

Restricted stock and restricted stock units granted under the Stock Award Plan that have not yet vested count toward the ownership guidelines, but performance shares where the initial metric has yet to be met and shares subject to outstanding stock options and SSARs do not count. NEOs who have not met their ownership guidelines, and wish to exercise SSARs, are required to hold shares equal to 40 percent of the after tax proceeds of any exercised SSARs until they reach their target as of the last compliance date. For 2018, the CEO and all other NEOs met their ownership guidelines with the exception of Mr. Ringblom and Mr. Mann.

Insider Trading and Anti-Hedging/Anti-Pledging Policy

Our Insider Trading policy mandates that insiders, including executive officers, review transactions involving our securities with our Chief Financial Officer or legal department prior to entering into the transactions and prohibits a covered officer from pledging or engaging in transactions for the purpose of hedging the economic risk of his or her current or future ownership of shares.

Tax Deduction for Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to certain executive officers to $1,000,000 per year. Prior to January 1, 2018, there was an exception to this deductibility limitation for performance-based compensation that met certain regulatory requirements. This exception has been repealed such that compensation paid to certain executives in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Compensation Committee has generally intended for several types of our executive compensation, including SSAR awards to executive officers to qualify for this performance-based exception. Other classes of executive compensation, including the restricted stock and restricted stock unit grants described above, may be subject to the $1,000,000 deductibility limit. Furthermore, even if we have intended to grant compensation that qualifies for the performance-based exception, we cannot guarantee that such compensation will so qualify or ultimately will be deductible by the Company. Although tax deductibility of compensation is preferred, deductibility is not a primary objective of our compensation programs.

Risk Assessment of Executive Pay Policies and Practices

The committee conducted a review of LP’s pay practices in 2018 to determine if there were any policies and practices that would be reasonably likely to have a material adverse effect on LP. The review included non-executive and executive pay policies and practices. The non-executive pay practices were reviewed by LP’s Risk Council and reviewed by the committee. In addition, the committee reviewed executive pay policies and practices. The committee’s independent compensation consultant participated in that review and discussion. The committee found no compensation policies or practices that were reasonably likely to have a material adverse effect on LP and that the design of our compensation programs encourage the achievement of both our short-term and long-term operational and financial goals and contain certain appropriate risk mitigating features such as incentive caps for the ACIAP and PSUs and stock ownership guidelines.

Compensation of Named Executive Officers

Summary Compensation Table

The table below summarizes the various elements of compensation paid to or earned by each of the named executive officers listed in the table for the three years ended December 31, 2018. Cash incentive awards paid under LP’s Annual Cash Incentive Award Plan are included in the “Non-Equity Incentive Plan Compensation” column, which covers non-equity awards that require the satisfaction of pre-established performance goals.

Nameand Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
W. Bradley Southern	2018	$849,038		$3,200,004	$—	$1,230,352	$—	$77,861	$5,357,283
Chief Executive Officer	2017	$669,643		$1,353,327	$429,035	$1,185,300	$5,554	$41,858	$3,684,717
	2016	$408,592		$523,954	$200,075	$494,371	$6,205	$46,273	$1,679,470

Sallie B. Bailey	2018	$336,394		$799,976	$—	$352,800	$893,090	$1,374,368	$3,756,628
Executive Vice President and Chief Financial Officer(6))	2017	$486,510		$540,259	$231,020	$601,386	$821,142	$44,495	$2,724,812
	2016	$472,075		$591,898	$350,138	$586,530	$254,305	$49,824	$2,304,770

Timothy Mann, Jr.(6)	2018	$374,519		$700,030	$—	$341,902	$—	$78,142	$1,494,593
Executive Vice President, General Counsel
Michael E. Kinney(6)	2018	$278,329		$178,770	$—	$224,080	$—	$31,965	$713,144
Interim Chief Financial Officer, Treasurer
Jason Ringblom(7)	2018	$359,423		$500,012	$—	$277,910	$—	$53,541	$1,190,886
Executive Vice President, OSB	2017	$296,154		$308,735	$131,941	$368,550	$3,107	$39,362	$1,147,849

Neil Sherman(7)	2018	$360,385		$500,012	$—	$256,034	$—	$56,599	$1,173,030
Executive Vice President, Siding	2017	$318,269		$308,735	$132,013	$374,400	$4,950	$38,768	$1,177,135

(1)

The amounts shown reflect the aggregate grant date fair value of the awards with respect to awards of performance shares, restricted stock and incentive shares (restricted stock units) under LP’s Stock Award Plan based upon the target level of achievement. Assumptions used in calculating the fair value are described in Note 14 to LP’s audited financial statements included in its Annual Report on Form 10-K filed with the SEC on February 14, 2019 (the “2018 Form 10-K”), except that assumptions regarding forfeitures are ignored. Additional details regarding the terms of awards under the Stock Award Plan are described in the tables headed “Grants of Plan-Based Awards for 2018” and “Outstanding Equity Awards at December 31, 2018.”

(2)

The amounts shown reflect the aggregate grant date fair value of the awards with respect to grants of stock-settled stock appreciation rights (“SSARs”) under the Stock Award Plan. Assumptions used in calculating fair value are described in Note 14 to LP’s audited financial statements included in its 2018 Form 10-K, except that assumptions regarding forfeiture are ignored. Additional details regarding the terms of SSARs granted under the Stock Award Plan are described in the tables headed “Grants of Plan-Based Awards for 2018” and “Outstanding Equity Awards at December 31, 2018.”

(3)	The amounts shown reflect the annual cash incentive awards under the ACIAP based on performance for the year shown and paid in the first quarter of the following year.

(4)

Amounts shown in this column represent the aggregate increase in the actuarial present value of benefits under LP’s defined benefit retirement plans (the SERP and the Retirement Account Plan), based on the assumptions discussed in the table entitled “Pension Benefits for 2018.” For years which the change in present value is less than $0, $0 is reflected in the above table. For 2018, the change for all executives, excluding Ms. Bailey, was negative as follows: Mr. Southern $155; Mr. Kinney $3,205; Mr. Ringblom $6,659 and Mr. Sherman $3,122. Mr. Mann is not a participant in either the SERP or the Retirement Plan Account Plan.

(5)

Amounts shown in this column for 2018 represent the sum of the amounts attributable to personal benefits and other items of compensation listed in the table below. In addition to the benefits listed below, LP provided medical, vision and dental insurance benefits.

	W. Bradley Southern	Sallie B. Bailey	Michael E. Kinney	Neil Sherman	Jason Ringblom	Timothy Mann, Jr.
Perquisite Allowance(a)	$23,355	$23,355	$—	$23,355	$23,355	$—
Life Insurance Premiums(b)	5,836	2,251	1,737	2,721	2,691	1,972
Employer Contributions to Defined Contribution Plans(c)	48,670	45,941	30,228	30,523	27,495	13,750
Severance benefit(d)	—	1,302,821	—	—	—	—
Relocation assistance(e)	—	—	—	—	—	62,420
Total	$77,861	$1,374,368	$31,965	$56,599	$53,541	$78,142
(a)	Certain executive officers receive a perquisite allowance which is used for expenses associated with financial and tax planning consulting services.

(b)	LP pays the annual group term life insurance premiums for coverage provided to each named executive officer in an amount equal to four times his/her annual base salary level.

(c)	The employer 401(k) and deferred compensation matching contributions for each executive are 5% of such executive’s eligible compensation.

(d)	Includes severance and other related benefits payable to Ms. Bailey, consistent with her retirement agreement, following her retirement from LP on July 13, 2018.

(e)	Includes payment or reimbursement for relocation-related travel, meals, household moving and storage, temporary housing and new house purchase closing costs and expenses paid in 2018.

(6)	Ms. Bailey retired July 13, 2018. Mr. Mann became a named executive officer in 2018. Mr. Kinney served as Interim Chief Financial Officer from July 18, 2018 through January 9, 2019.

(7)	Mr. Ringblom and Mr. Sherman became named executive officers in 2017.

Grants of Plan-Based Awards for 2018

The table below provides information regarding annual cash incentive awards under the ACIAP and grants of RSUs and PSUs under the Stock Award Plan to NEOs during 2018.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
W. Bradley Southern	2/8/2018	$—	$990,000	$1,980,000
	2/8/2018				—	56,117	112,234				$1,500,007
	2/8/2018							56,117			$1,500,007
	8/2/2018							7,358			$199,990
Sallie B. Bailey (4)	2/8/2018	$—	$352,800	$705,600
	2/8/2018				—	14,964	29,928				$399,988
	2/8/2018							14,964			$399,988
Timothy Mann, Jr.	3/5/2018	$—	$332,500	$665,000
	3/5/2018				—	12,505	25,010				$350,015
	3/5/2018							12,505			$350,015
Michael E. Kinney	2/8/2018	$—	$112,400	$224,800
	2/8/2018				—	3,344	6,688				$89,385
	2/8/2018							3,344			$89,385
Jason Ringblom	2/8/2018	—	$240,500	$481,000
	2/8/2018				—	9,353	18,706				$250,006
	2/8/2018							9,353			$250,006
Neil Sherman	2/8/2018	$—	$240,500	$481,000
	2/8/2018				—	9,353	18,706				$250,006
	2/8/2018							9,353			$250,006
(1)

The table shows threshold, target and maximum payouts under awards made in 2018 under the ACIAP. The threshold amount represents the amount payable assuming that the Adjusted EBITDA goal, EP and operational goals were reached at the 100% level. The target amount represents a payout based on achievement of performance goals at the 100% level. In 2018 the maximum award for executives is 200% of the target award.

(2)

The amounts shown in these columns reflect the target and maximum payout opportunities of performance shares granted in 2018 under the Stock Award Plan. See “Compensation of Executive Officers—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation” for more information regarding the 2018 PSU.

(3)

Reflects awards of RSUs under the Stock Award Plan. The awards will vest in full on the third anniversary of the date of grant. Vesting will accelerate upon a change of control of LP. Prior to vesting, participants will not have voting rights and receive stock equivalent dividends at the same rate as unrestricted shares of Common Stock.

(4)	Ms. Bailey’s performance share awards were canceled effective with her retirement on July 17, 2018.

(5)

The amounts shown represent the grant date fair values of the RSUs and PSUs at target. Assumptions used in calculating the grant date fair value are described in Note 14 to LP’s audited financial statements included in LP’s 2018 Form 10-K.

Outstanding Equity Awards at December 31, 2018

The table below provides information regarding stock options, SSARs, restricted stock or units held by the NEOs at December 31, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) Exercisable (#)	Number of Securities Underlying Unexercised Options(1) Unexercisable (#)	Option Exercise Price ($)	Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($)
W. Bradley Southern						128,242	$2,849,537	56,352	$1,252,141
	36,064	—	$8.84	2/2/12	2/2/22
	14,341	—	$20.49	2/7/13	2/7/23
	22,259	—	$18.09	1/30/14	1/30/24
	22,727	—	$17.04	2/5/15	2/5/25
	19,075	9,537	$15.74	2/4/16	2/4/26
	17,831	35,660	$19.14	2/2/17	2/2/27
Sallie B. Bailey						53,368	$1,185,837	—	$—
Timothy Mann, Jr.	—	—	—			12,687	$281,905	25,372	$563,766
Michael Kinney						9,045	$200,980	16,493	$366,474
	5,306	—	$20.49	2/7/13	2/7/2023
	8,162	—	$18.09	1/30/14	1/30/2024
	7,841	—	$17.04	2/5/15	2/5/2025
	7,296	3,648	$15.74	2/4/16	2/4/2026
	2,165	4,328	$19.14	2/2/17	2/2/2027
Jason Ringblom						18,883	$419,580	17,482	$388,450
	6,648	—	$17.04	2/5/15	2/5/25
	6,138	3,068	$15.74	2/4/16	2/4/26
	5,484	10,966	$19.14	2/2/17	2/2/27
Neil Sherman						33,901	$753,280	20,566	$456,977
	6,884	—	$20.49	2/7/13	2/7/23
	9,349	—	$18.09	1/30/14	1/30/24
	—	5,961	$15.74	2/4/16	2/4/26
	5,487	10,972	$19.14	2/2/17	2/2/27
(1)	Reflects grants of SSARs with expiration dates in 2018 and later. SSARs vest in three equal annual installments beginning on the first anniversary of the grant date and have a 10-year term.

(2)	Unvested awards of restricted stock and units held by LP’s NEOs at December 31, 2018 vest on the dates shown below:

	2/4/2019	2/2/2020	7/1/2020	2/8/2021	3/5/2021	8/2/2021	Total
Mr. Southern	26,684	22,414	14,517	57,194	—	7,433	128,242
Ms. Bailey	26,048	12,069	—	15,251	—	—	53,368
Mr. Mann	—	—	—	—	25,372	—	25,372
Mr. Kinney	3,963	5,714	—	6,816	—	—	16,493
Mr. Ringblom	2,453	6,897	—	9,533	—	—	18,883
Mr. Sherman	17,471	6,897	—	9,533	—	—	33,901

(3)	Based on the closing sale price of the Common Stock on the NYSE on December 31, 2018 of $22.22 per share.

(4)

Represents the number of performance shares outstanding as of December 31, 2018. The number of shares, together with the market value as of December 31, 2018 the last trading day of our fiscal year, shown above, assumes the satisfaction of the goals at the maximum level over the performance period. Unvested awards of performance shares, assuming the satisfaction of the goals at the maximum level over the performance period, held by LP’s NEOs at December 31, 2018 vest on the dates shown below:

	2/4/2019	2/2/2020	2/8/2021	3/5/2021	Total
Mr. Southern	10,361	47,072	114,388	—	171,821
Mr. Mann	—	—	—	25,372	25,372
Mr. Kinney	3,963	5,714	6,816	—	16,493
Mr. Ringblom	3,333	14,485	19,065	—	36,883
Mr. Sherman	6,476	14,485	19,065	—	40,026

Option Exercises and Stock Vested During 2018

The following table provides information regarding exercise of stock options, SSARS and vesting of restricted shares with respect to LP’s NEOs during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Bradley Southern	19,854	$615,493	7,042	$195,345
Sallie B. Bailey	131,458	$4,437,443	12,324	$341,868
Michael E. Kinney	17,605	$546,754	2,430	$67,408
Timothy Mann, Jr.	—	$—	—	$—
Jason Ringblom	—	$—	2,060	$57,144
Neil Sherman	37,849	$1,149,536	4,401	$122,084

Pension Benefits for 2018

The following table shows the present value of accumulated benefits for each of the NEOs under LP’s SERP and LP’s Retirement Account Plan, in each case assuming retirement by the executive at age 62. Amounts shown in the table were calculated as of a December 31, 2018 measurement date consistent with LP’s financial statements and using the same long-term rate of return, discount rate, rate of compensation increase, and mortality rate assumptions used in the financial statements. See Note 22 to LP’s audited financial statements included in its 2018 Form 10-K.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During 2018 ($)
W. Bradley Southern	Retirement Account Plan	19	$152,795	$—
Michael E. Kinney	Retirement Account Plan	33	$115,735	$—
Sallie B. Bailey[2]	SERP	7	$2,938,371	$—
Jason Ringblom	Retirement Account Plan	15	$31,116	$—
Neil Sherman	Retirement Account Plan	25	$112,782	$—
(1)

At December 31, 2018, all NEOs participating in the SERP and Retirement Account Plan (where applicable) were vested in their benefits thereunder (subject to early retirement reductions, if applicable). Note that Ms. Bailey is not a participant in the Retirement Account Plan and Messrs. Southern, Ringblom, Sherman and Kinney are not participants in the SERP.

(2)	Ms. Bailey retired July 13, 2018. The SERP amount reflected was paid in early 2019.

Supplemental Executive Retirement Plan

The SERP was a defined benefit plan intended to provide supplemental retirement benefits to key executives designated by LP’s Chief Executive Officer and the committee. LP closed the SERP to new participants in 2013. Therefore Ms. Bailey is the only participant in LP’s SERP plan as of December 31, 2018.

Key features of the SERP include:

•

Vesting.  Participants are fully vested in their SERP benefits after participating in the SERP for five years. Vesting is accelerated in the event of the participants death or disability or a change of control of LP.

•	Retirement Age. The normal retirement age under the SERP is 62.

•

Annual Benefits.  The annual benefit payable under the SERP to a participant who retires at the normal retirement age is equal to 50% of the executive’s final average compensation multiplied by a fraction equal to: years of credited service (up to a maximum of 15)/15. For example, if a participant had final average compensation of $500,000 with ten years of credited service, his or her annual benefit (subject to reductions for other retirement benefits as described below) would be $166,667 calculated as: $500,000 x .50 x (10/15).

•

Years of Credited Service.  Years of credited service under the SERP are equal to the participant’s years of service credited under the Retirement Account Plan discussed below. If a participant’s employment is involuntarily terminated within 36 months after a change of control of LP, he or she is credited with two additional years of service.

•

Final Average Compensation.  Final average compensation on an annual basis is equal to a participant’s compensation during the 60 consecutive months out of the last 120 months of employment in which the participant’s compensation was highest, divided by five. Compensation for this purpose includes base salary plus annual bonus paid to a participant or deferred under the Executive Deferred Compensation Plan (described below), but excludes all other benefits. If LP terminates a participant’s employment other than for cause or the participant terminates for good reason within 36 months after a change of control of

LP, benefits under the SERP will be calculated based on the participant’s base salary during the preceding 12 months plus the average annual cash incentive paid in the preceding three years, if higher than final average compensation.

•

Early Retirement Provisions.  Retirement benefits under the SERP are subject to reduction in the event of retirement before age 62. When a participant retires prior to age 55, his or her annual benefit as described above is reduced by a fraction equal to his actual credited years of service over the number of years of credited service the participant would have had at age 62. If a participant retires between age 55 and age 61, the amount of the reduction to his annual benefit as described above depends on whether the committee administering the plan approves the retirement. If the participant’s early retirement is approved by the committee, his or her annual benefit is reduced by 3% for each year prior to age 62. If the committee does not approve the participant’s early retirement, his or her benefit is reduced by 5% for each year prior to age 62 and is further reduced by a fraction equal to the participant’s actual years of credited service over the years of credited service the participant would have had at age 62. Termination of a participant’s employment by LP other than for cause or termination by a participant for good reason within 36 months of a change of control is treated as an early retirement with committee approval, regardless of the participant’s age.

•

Reductions for Other Retirement Benefits.  The annual benefits payable under the SERP are reduced by an amount equal to the sum of (1) 50% of the participant’s primary Social Security benefit determined at age 62 and (2) the value of employer contributions under LP’s other retirement plans and the Executive Deferred Compensation Plan.

•

Disability Benefit.   If a participant is unable to continue employment due to a disability, the benefit is calculated in the same manner as if the participant retired at age 62, and credit for years of service accrues during the disability.

•

Form of Payment.   The normal form of payment under the SERP is a single lump sum payment that is actuarially equivalent to a life annuity payable monthly in the amount of the monthly SERP benefit. Other forms of payment available under the SERP must also be actuarially equivalent to a life annuity payable monthly. Ms. Bailey has elected a lump sum payment. If the participant retires at age 62 or later, payments commence six months after retirement. If the participant retires prior to age 62, payments commence as of a date specified in advance by the participant but not earlier than age 62.

Retirement Account Plan

Executive officers and other salaried employees of LP are eligible to participate in LP’s Retirement Account Plan if hired before January 1, 2010. The Retirement Account Plan was frozen to future contribution credits effective January 1, 2010. Plan balances, all of which have vested, will continue to accrue interest as described below. Key features of the Retirement Account Plan include:

•	Interest. Interest is credited daily on the cash balance in each participant’s account based on the U.S. Treasury bond rate for November of the prior year.

•	Form of Payment. Payment from the Retirement Account Plan may be made as an annuity payable over the lifetime of the participant, in a lump sum, or pursuant to other arrangements.

•	Other. The Retirement Account Plan does not provide for an offset for Social Security benefits.

Nonqualified Deferred Compensation for 2018

The following table summarizes information regarding participation by the NEOs in LP’s 2004 Executive Deferred Compensation Plan (the “Deferred Compensation Plan” or the “EDCP”).

Name	Executive Contributions in 2018(1)	Registrant Contributions in 2018	Aggregate Earnings in 2018	Aggregate Withdrawals / Distributions	Aggregate Balance at December 31, 2018
W. Bradley Southern	$—	$52,780	$1,141	$—	$118,799
Sallie B. Bailey(2)	$—	$—	$1,362	$—	$40,436
Michael E. Kinney	$61,898	$8,911	$(18,110)	$—	$199,137
Timothy Mann, Jr.	$—	$2,986	$—	$—	$2,986
Jason Ringblom	$—	$13,589	$(518)	$—	$18,716
Neil Sherman	$16,789	$14,633	$(5,628)	$—	$75,403
(1)	Amounts shown in this column are also included in salary in the Summary Compensation Table above.

(2)	Ms. Bailey retired as of July 13, 2018. Amount listed above was paid in early 2019.

All employees who are in LP’s top two levels of management and participate in its Retirement Account Plan and the profit sharing component of the 401(k) plan are automatically participants in the Deferred Compensation Plan. Key features of the Deferred Compensation Plan include:

•	Deferrals. The Deferred Compensation Plan permits deferrals of up to 90% of a participant’s base salary and annual bonuses.

•	Matching Contributions by LP. The qualified 401(k) plan match and the EDCP match is 5% of contributions.

•

Supplemental Credit.   LP credits each participating employee’s plan account with an amount that would have been contributed under LP’s profit sharing component of its 401(k) plan if limits imposed under the Internal Revenue Code did not apply. The Retirement Account Plan supplemental credit ceased after 2009.

•

Make-up Credit.   LP credits each participating employee’s plan account with an amount that would have been contributed under LP’s profit sharing component of its 401(k) plan had the participant not deferred compensation. The Retirement Account Plan make-up credit was discontinued effective January 1, 2010 as a component of LP’s discontinuation of its defined benefit plan.

•

Vesting.   Participants are immediately vested in credits for their contributions and related earnings. Participants are vested in their rights to LP’s matching contributions and related earnings after two years of service to LP and are vested in their rights to supplemental and make-up credits and related earnings in accordance with the vesting schedule of the profit sharing component of the 401(k) plan. Participants will also become vested in LP’s matching contributions, supplemental credits, and make-up credits upon reaching age 65 or immediately upon death, disability, or a termination within 24 months following a change of control of LP.

•

Form of Payment.   If a participant’s employment with LP is terminated for any reason, the participant is entitled to receive his or her vested plan account balances, either in a lump sum or in the form of an annuity over a period of up to 15 years as designated by the participant, in accordance with the terms and conditions set forth in the plan. Participants may also receive distributions prior to termination in the event of emergencies or as otherwise specified in the plan.

•

Earnings on Account Balances.   Amounts credited to participants’ accounts are adjusted to reflect amounts of income, gain or loss as if the amounts held in such accounts had been invested in investment funds designated under the Deferred Compensation Plan and selected by the participants. The following table shows investment choices made by participants for the purpose of valuing their contribution credits in the Deferred Compensation Plan as of December 31, 2018 and annualized returns for each investment choice for 2018:

Fund	Performance

Boston Partners LG CP Val EQ	(9.1)%

DFA US Small Cap Inst	(13.1)%

MetWest Total Return Bond I	0.2%

MFS International Growth	(8.7)%

T. Rowe Price Balanced Fund	(4.9)%

T. Rowe Price Growth Stock Fund	(1.0)%

T. Rowe Price Mid-Cap Growth Fund	(2.0)%

T. Rowe Price Mid-Cap Value Fund	(10.6)%

T. Rowe Price Stable Value Fund	2.2%

Vanguard Inf Protected Sec	(1.4)%

Vanguard Institutional Index	(4.4)%

Vanguard Total International Stock Index	(14.4)%

Vanguard Ttl Bnd Mkt Ind ADM	—%

TRP Retirement 2040	(7.0)%

TRP Retirement 2045	(7.3)%

Potential Payments Upon Termination or Change of Control

LP has not entered into employment agreements with its NEOs, except for the Change of Control Employment Agreements described below. Therefore, its executive officers are not generally entitled to severance benefits upon termination of employment in the absence of a change of control. A description of payments and benefits to be provided to LP’s NEOs under various circumstances involving termination of employment and/or a change of control follows.

Payments and Benefits upon Termination Prior to Change of Control.  Upon termination of a NEOs’ employment for any reason prior to a change of control of LP, he or she is entitled to receive amounts earned while employed, as follows:

•	Payment of base salary through the date of termination;

•

Accrued vacation pay through the date of termination for LP’s named executive officers at December 31, 2018, was as follows: Mr. Southern $129,258; Mr. Mann $13,949; Mr. Ringblom $51,716; and Mr. Sherman $51,716; and

•

Other benefits, to the extent vested, required to be paid under the terms of any other plan, program or arrangement maintained by LP, including, without limitation, retirement benefits payable under LP’s Retirement Account Plan and SERP, as described under “Pension Benefits for 2018, and benefits under the Deferred Compensation Plan, as described under “Nonqualified Deferred Compensation for 2018”.

The amounts listed above are referred to as “accrued obligations.”

If an executive dies or if his or her employment is terminated due to disability, he or she will be paid his or her target award under the ACIAP. Upon termination of employment due to death or disability, all equity-based awards will become fully vested under the Stock Award Plan. Vesting of equity-based awards is not accelerated upon termination for any other reason in the absence of a change of control. Vesting of certain benefits under the SERP and the Deferred Compensation Plan is accelerated upon death or disability, as described under “Pension Benefits for 2018” and under “Nonqualified Deferred Compensation for 2018”.

The aggregate payments and benefits, in addition to accrued obligations due to the employee, that LP’s NEOs would have received, assuming termination upon death or disability on December 31, 2018, prior to the occurrence of a change of control, were as follows: Mr. Southern $5,263,311; Mr. Mann $1,178,171; Mr. Ringblom $1,102,186; and Mr. Sherman $1,523,178, representing the sum of the value on that date of restricted stock and units, performance shares, and SSARs subject to accelerated vesting and the executive’s target award for 2018 under the ACIAP.

Change of Control Employment Agreements.   The Change of Control Employment Agreements provide for compensation and benefits following a change of control of LP, including severance payments and benefits in the event the executive officer’s employment is terminated.

Term.   The agreements will terminate two years after LP gives the executive written notice. If a change of control of LP occurs prior to that date, the term will be extended automatically for three additional calendar years beyond the date on which the change of control occurs. This three-year period is referred to as the “change of control period.”

Definition of Certain Terms.   Brief summaries of the definitions of certain terms used in the agreements are set forth below.

“Change of Control” means:

•	The acquisition by a person or group of beneficial ownership of 20% or more of LP’s outstanding Common Stock or voting securities, with certain exceptions;

•

A change in the composition of the Board of Directors such that the incumbent directors cease to constitute at least a majority of the Board (including, for purposes of computing a majority, those persons nominated for election by a majority of the then incumbent directors who had been similarly nominated);

•	Completion of a reorganization, merger, consolidation or sale of substantially all the assets of LP, with certain exceptions; or

•	Approval by LP’s stockholders of a complete liquidation or dissolution of LP.

“Cause” means one of the following actions, as determined by the vote of at least 75% of the directors:

•	The willful and continued failure of the executive to substantially perform his or her duties after delivery of a written demand for substantial performance; or

•	The willful engaging by the executive in illegal conduct or gross misconduct that materially harms LP.

“Good Reason” for purposes of an executive’s termination of his or her employment with LP means:

•	The executive’s position, authority, duties, or responsibilities are diminished;

•	Any failure by LP to comply with the compensation provisions of the agreement;

•	Transfer of the executive to a location more than 50 miles from the present location or a substantial increase in the amount the executive is required to travel;

•	Any purported termination by LP of the executive’s employment otherwise than as expressly permitted by the agreement; or

•	Any failure by LP to require the successor to assume and agree to perform the Change in Control Employment Agreement.

Payments and Benefits While Employed Following Change of Control. During the change of control period and for so long as a covered executive remains employed by LP (or its successor), he or she is entitled to:

•	Receive an annual base salary in an amount at least equal to 12 times the executives highest monthly base salary paid during the 12 months immediately preceding the month of the change of control;

•	Be paid an annual cash bonus in an amount at least equal to the executive’s target bonus for the year in which the change of control occurs; and

•

Participate in all incentive, savings and retirement plans, welfare benefit programs, personal benefits and paid vacation available to other peer executives on, generally, at least as favorable terms as those in place during the 120-day period immediately preceding the change of control.

In addition, all outstanding equity-based awards held by LP’s NEOs, including stock options, SSARs, restricted stock, and restricted stock units, will become vested or exercisable in full upon a change of control of LP.

The annual base salary levels and target bonuses for LP’s NEOs during 2018 are disclosed under “Executive Compensation—Compensation Discussion and Analysis.” Information regarding benefits provided to LP’s NEOs in addition to salary and cash incentive payments during 2018 appears in the Summary Compensation Table. If a change of control of LP had occurred on December 31, 2018, these salary and bonus levels and benefits would represent the minimum amounts that would have been payable to LP’s NEOs in each of 2018, 2019 and 2020, unless their employment was terminated during that three-year change of control period.

The aggregate benefits and payments, in addition to accrued obligations, that LP’s NEOs would have received assuming a change of control occurred on December 31, 2018, without termination of employment, were as follows: Mr. Southern $4,071,497, Mr. Mann $3,482,928, Mr. Ringblom $1,045,705, and Mr. Sherman $1,666,685, each representing the sum of the value on that date of restricted stock, incentive shares and SSARs subject to accelerated vesting and the executive’s target award for 2018 under the ACIAP.

Payments and Benefits Upon Termination Following Change of Control.   The severance compensation and benefits payable under the Change of Control Employment Agreements upon the termination of an NEOs’ employment vary depending on the reason for termination, as described below.

Termination Without Good Reason or by LP for Cause.   If an NEO voluntarily terminates his or her employment other than for good reason, or LP terminates his or her employment for cause, during a change of control period, he or she will be entitled to payment or satisfaction by LP of all accrued obligations, but will not be entitled to any other severance or benefits.

Death or Disability.   If an NEO dies or his or her employment is terminated due to disability during a change of control period, the executive or his or her legal representative will be entitled to payment of all accrued obligations and a pro rata amount of the executive’s target bonus for the year in which the change of control occurs, based on the number of days in the year prior to death or termination. The aggregate payments and benefits, in addition to accrued obligations, that LP’s named executive officers would have received, assuming death or termination due to disability on December 31, 2018, during a change of control period, were as follows: Mr. Southern $10,522,663, Mr. Mann $3,482,928, Mr. Ringblom $2,895,641 and Mr. Sherman $3,290,644, representing the sum of the value on that date of restricted stock, performance shares, incentive shares and SSARs subject to accelerated vesting and the executive’s target award for 2018 under the ACIAP. Assuming that the change of control and the termination due to death or disability occurred in the same year, these are the same amounts that an executive would receive upon a change of control without any termination, as described further under “Payments and Benefits While Employed Following Change of Control” above.

Termination for Good Reason or Other than for Cause, Death or Disability.   If, during a change of control period, an NEO’s employment with LP is terminated by LP (other than for cause, death or disability) or by the executive for good reason, he or she will be entitled to receive the following amounts in a lump-sum payment six months after termination:

•

Base salary through the date of termination (at a monthly rate at least equal to the highest rate in effect during the 12 months prior to the date the change of control occurred) plus a pro rata amount of target bonus for the fiscal year in which the change of control occurred;

•	An amount equal to three times the sum of (x) annual base salary at such rate at the time of the change in control, plus (y) the target bonus amount;

•

The difference, calculated on an actuarial present value basis, between the retirement benefits that would have accrued under the Retirement Account Plan and the SERP if employment continued for an additional three years and the actual vested benefit, if any, under those plans (including any enhancement under the terms of the SERP triggered by the change of control) at the date of termination; and

•	Interest on the amounts described above from the date of termination through the payment date.

The Change of Control Employment Agreements also provide for reimbursement of fees for outplacement services, financial counseling, estate planning and for the continuation of health, disability and life insurance benefits for three years.

Acceleration of or increases to certain benefits under the terms of the SERP and the Deferred Compensation Plan that are triggered if an NEO is terminated following a change of control are described under “Pension Benefits for 2018-Supplemental Executive Retirement Plan” and “Nonqualified Deferred Compensation for 2018.”

Potential Pay-Outs to Current Named Executive Officers. The following table shows potential pay-outs under the Change of Control Employment Agreements and other LP benefit plans assuming that the employment of a current NEO was terminated following a change of control of LP, either by LP for reasons other than cause, death or disability, or by the executive for good reason, and that termination occurred on the last business day of 2018. Ms. Bailey’s retirement benefits are described in the narrative above.

Name	Lump Sum Cash Severance Payment(1)	Increase in Present Value of Accumulated Retirement Benefits	Welfare Benefits(2)	Other Benefits(3)	Value of Unvested Shares(4)	Value of Unvested Performance Shares(5)	Value of Unvested Stock Options(6)	Total(7)
W. Bradley Southern	$6,660,000	$—	$130,409	$84,884	$2,849,537	$626,071	$171,762	$10,522,663
Timothy Mann, Jr.	$2,755,000	$—	$79,256	$84,884	$281,905	$281,883	$—	$3,482,928
Jason Ringblom	$2,072,000	$—	$71,296	$84,884	$419,580	$194,225	$53,656	$2,895,641
Neil Sherman	$2,072,000	$—	$79,571	$84,884	$753,280	$228,488	$72,421	$3,290,644
(1)	Represents the executive’s target bonus under the ACIAP for 2018 plus an additional payment equal to three times the annual base salary level and target bonus.

(2)

Represents the estimated cost of continuing health, disability and life insurance coverage and other welfare benefits to the executive and his or her family at the same level as in place at December 31, 2018, for a three-year period.

(3)

Includes executive perquisite allowance at the 2018 estimated annual cost for three years, outplacement services valued at $20,000, and estate planning services to which the executives are entitled valued at $3,500, if eligible in the next 3 years.

(4)

Represents the market value on December 31, 2018, of awards of restricted stock and incentive shares that were not vested on that date. See “Outstanding Equity Awards at December 31, 2018” for additional information.

(5)	Represents the market value on December 31, 2018, of awards of performance shares to the extent the corporate performance measures will be attained at the target level.

(6)

Represents the value of in-the-money stock options or SSARs that had not vested on December 31, 2018, based on the difference between the closing sale price of the Common Stock on the NYSE on that date, $22.22 per share, and the per share exercise price. See “Outstanding Equity Awards at December 31, 2018” for additional information.

(7)	Ms. Bailey is not included in the above table as she did not have any retirement payments other than the bonus and SERP payment discussed in the tables above.

Equity Compensation Plan Information

The following table sets forth additional information as of December 31, 2018, regarding shares of Common Stock that may be issued under LP’s existing equity compensation plans and arrangements, all of which have been approved by LP’s stockholders. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, and other rights.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity compensation plans approved by stockholders(1)	2,338,474	$14.76	2,988,111
Equity compensation plans or arrangements not approved by stockholders	—	N/A	—

Total	2,338,474		2,988,111

(1)

Equity compensation plans under which awards are currently outstanding and that were approved by LP’s stockholders include the Stock Award Plan, 1997 Incentive Stock Award Plan, the 1992 Non-Employee Director Stock Option Plan, and the 2000 Non-Employee Director Restricted Stock Plan (the “Restricted Stock Plan”). The number of shares shown in column (a) as shares subject to outstanding awards include 1,196,788 shares subject to awards of restricted shares, restricted stock units and performance shares outstanding on December 31, 2018. See “Outstanding Equity Awards at December 31, 2018” and “Directors’ Compensation for 2018” for additional information regarding the vesting of outstanding incentive and restricted share awards. The Stock Award Plan also authorizes the grant of restricted stock awards with such terms and conditions as the Compensation Committee deems appropriate, including provisions that such awards will be forfeited upon termination of a participant’s employment for specified reasons within a specified period of time or upon other conditions set forth in the award agreement.

CEO PAY RATIO

For the 2018 fiscal year, the ratio of the annual total compensation of W. Bradley Southern, our CEO (“CEO Compensation”), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than our CEO (“Median Annual Compensation”) was 62 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. In this summary, we refer to the employee who received such Median Annual Compensation as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was October 1, 2017 (the “Determination Date”), as, in accordance with SEC requirements, we have determined that there have been no changes to our employee population or employee compensation arrangements in 2018 that we believe would significantly affect our pay ratio disclosure.

CEO Compensation for purposes of this disclosure represents the total compensation reported for Mr. Southern under “2018 Summary Compensation Table” for 2018, plus personal benefits.

For purposes of this disclosure, Median Annual Compensation was $86,064, and was calculated by totaling for our Median Employee all applicable elements of compensation for 2018 in accordance with Item 402(c)(2)(x) of Regulation S-K plus personal benefits and compensation under benefit plans otherwise not reportable under this Item. We did not make any cost-of-living adjustments in identifying the Median Employee.

As previously disclosed, to identify the Median Employee, we first determined our employee population as of the Determination Date. We had 4,639 employees (other than the CEO), representing all full-time, part-time, seasonal and temporary employees of us and our consolidated subsidiaries as of the Determination Date. This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. Of our 4,639 total employees, approximately 496 (or 11%) are employed in Chile and approximately 215 (less than 5%) are employed in Brazil. We have chosen to exclude all 215 Brazilian employees in determining our Median Employee, as permitted under the de minimis exemption to Item 402(u) of Regulation S-K. We used our number of total employees (4,639) in making our de minimis calculation.

We then measured compensation for the period beginning on January 1, 2017 and ending on September 30, 2017 for 4,424 employees (after the permitted exclusions noted above). This compensation measurement was calculated by totaling, for each employee, salary as shown in our payroll records for the first nine months. A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, we did not annualize the total compensation for such individuals.

DIRECTORS’ COMPENSATION

The following table summarizes compensation paid to outside directors for services during 2018.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
E. Gary Cook(3)	$317,500	$120,000	$437,500
Tracy A. Embree	$80,000	$120,000	$200,000
Lizanne C. Gottung	$90,000	$120,000	$210,000
Ozey K. Horton, Jr.	$80,000	$120,000	$200,000
Kurt M. Landgraf	$95,000	$120,000	$215,000
Dustan E. McCoy	$95,000	$120,000	$215,000

(1)

Each director not an employee of the Company or any of its subsidiaries, receives an annual cash retainer of $80,000. The Chairman of the Audit Committee and the Chairman of the Compensation Committee each receives an additional annual retainer of $15,000. The Chairman of Nominating and the Environmental, Quality Compliance Committee each receive received an additional annual cash retainer of $10,000 except the Chairman of the Board, who receives an annual cash retainer of $175,000 for his service which was subsequently increased to $225,000. This additional annual retainer recognizes the additional time commitment for this role compared to other non-employee directors, which includes: (i) managing meetings of the Board of Directors, leading the work to set the agenda for Board meetings, leading the Board’s annual chief executive officer performance review, and representing the Board at the annual shareholders meeting, (ii) meeting with LP’s shareholders, (iii) acting as an adviser to management on strategic aspects of the chief executive officer role with regular consultations on major developments and decisions that are likely to be of interest to the Board, and (iv) when requested, interacting with external audiences.

(2)

The amounts shown reflect the fair value as of the date of grant with respect to awards of restricted stock units under LP’s 2013 Omnibus Plan. The plan provides for annual grants of restricted stock units payable in shares of Common Stock with a market value on the grant date of $120,000 (which equals the grant date fair value of such awards), or such lower amount as the Nominating Committee determines, to each non-employee director of LP. The shares vest in full on the earliest to occur of one year following the grant date, upon the director’s death, disability or retirement (as defined), or a change of control of LP. If the director ceases to be a director before the restrictions lapse, the shares are forfeited. At December 31, 2018, each of LP’s outside directors held RSUs for 4,323 shares which vest on May 12, 2019.

(3)	The board determined to provide the Chairman $15,000 per year allowance to pay for the maintenance of an office for LP work starting in 2016.

RELATED PERSON TRANSACTIONS

LP has adopted a policy requiring review by the Board of potential conflicts of interest, including transactions between LP and certain related persons. A written copy of the policy is available on LP’s website at www.lpcorp.com by clicking on “Investor Relations,” then “Corporate Governance”, then “Code of Business Conduct & Ethics.”

Under the policy, a conflict of interest means any situation in which the personal interests of an employee, officer, or director are potentially in conflict with the interests of LP. The policy applies to all transactions between LP and business entities affiliated with LP’s officers and directors.

The policy requires potential conflicts of interest involving a member of the Board or LP’s Chief Executive Officer to be reviewed by the full Board. The policy requires potential conflicts of interest involving an executive officer (other than the Chief Executive Officer) to be reviewed by the Board and the Chief Executive Officer. Upon review of the conflict of interest, the Board or Chief Executive Officer, as applicable, is required to determine whether the transaction or relationship may proceed. Both disclosure of the potential conflict by the interested party and the results of any review by the Board or Chief Executive Officer are required to be communicated in writing. Approval of any transaction or relationship may be conditioned on implementation of safeguards, controls, or limitations on the individual’s involvement in the transaction or relationship. Ongoing conflicts are reviewed under the policy annually.

In addition, the Audit Committee’s charter provides that it will, on an annual basis and at such other times as may be requested by the Board, review completed and proposed transactions between LP and any current or former director or executive officer of LP (including transactions involving family members or affiliates of directors or executive officers). The purpose of the Audit Committee’s review is to help the Board determine if directors are independent, identify potential conflicts of interest, and identify related person transactions required to be disclosed in LP’s proxy materials under applicable SEC disclosure requirements. In 2018, the Finance and Audit Committee and the full Board determined that there were no related person transactions that affect the independence of any of LP’s outside directors or that require disclosure in this proxy statement.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the Annual Meeting of Stockholders of LP in 2020, and who wishes to have the proposal included in LP’s proxy materials for that meeting, must deliver the proposal to the Corporate Secretary of LP no later than November 24, 2019. Any such proposal must meet the informational and other requirements set forth in the SEC’s rules and regulations in order to be eligible for inclusion in the proxy materials for that meeting.

LP’s Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record who has delivered written notice thereof to the Chairman by the deadline specified in the bylaws. In the case of next year’s annual meeting, this notice must be received by LP no earlier than January 8, 2020 and no later than February 7, 2020. Such notice must meet the informational and other requirements set forth in our Bylaws in order to be eligible to be brought before an annual meeting. The meeting chairman may, if the facts warrant, determine that any such business was not properly brought before the meeting and so declare to the meeting, in which case such business shall not be transacted.

GENERAL

The cost of soliciting proxies will be borne by LP. In addition to the solicitation of proxies by the use of the mails, some of the officers and regular employees of LP, without extra compensation, may solicit proxies personally or by other means such as telephone, telecopier, or e-mail.

LP will request brokers, dealers, banks, voting trustees, and their nominees who hold Common Stock of record to forward soliciting material to the beneficial owners of such stock and will reimburse such record holders for their reasonable expenses in forwarding material.

Annex A

Louisiana-Pacific Corporation

2019 Employee Stock Purchase Plan

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

(a)    Establishment. The Board adopted the Louisiana-Pacific Corporation 2019 Employee Stock Purchase Plan (the “Plan”) on October 31, 2018 (the “Effective Date”), subject to stockholder approval on or before the twelve (12) month anniversary of the Effective Date. If stockholder approval is not received by such date, the Plan will have no effect. Further, if stockholder approval of the Plan is not obtained by June 15, 2019, any balance in a Participant’s Plan account will be returned to the Participant, without interest, as soon as administratively practicable thereafter.

(b)    Purpose. The purpose of the Plan is to provide Eligible Employees with an opportunity to acquire a proprietary interest in the future of the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to such section) (“Section 423”), and the Plan shall be so construed. The Plan provides for both Section 423 and non-Section 423 components.

(c)    Term of Plan. The Plan shall continue in effect until the earliest of (i) its termination by the Committee, (ii) the issuance of all Stock available for issuance under the Plan and (iii) the day before the ten (10) year anniversary of the Effective Date.

2.	DEFINITIONS AND CONSTRUCTION.

(a)    Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

(i)    “Administrator” means the Committee or officer or employee of the Company to whom the Committee has delegated its authority under the Plan, to the extent permitted by applicable law.

(ii)    “Board” means the Board of Directors of the Company.

(iii)    “Business Day” means any day on which the national stock exchange on which the Stock is traded is available and open for trading.

(iv)    “Change of Control” means:

(A)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (I) the then outstanding shares of Stock (the “Outstanding Company Stock”) or (II) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (IV) any acquisition pursuant to a transaction which complies with clauses (I), (II) and (III) of subsection (C) of this definition; or

(B)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the

Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(C)    Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (I) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (III) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(D)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(v)    “Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

(vi)    “Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(vii)    “Company” means Louisiana-Pacific Corporation, a Delaware corporation, or any successor corporation thereto.

(viii)    “Compensation” means, with respect to any Offering Period, base wages or salary, overtime, shift differentials, payments for paid time off, and payments in lieu of notice. Compensation shall be limited to amounts actually payable in cash during the Offering Period. Compensation shall not include moving allowances, payments pursuant to a severance agreement, termination pay, relocation payments, bonuses, commissions, compensation deferred under any program or plan, including, without limitation, pursuant to Section 401(k) or Section 125 of the Code, any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase, stock option or other stock-based compensation plan, or any other compensation not included above.

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(ix)    “Eligible Employee” means an Employee who meets the eligibility requirements set forth in Section 5 of the Plan.

(x)    “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company. .

(xi)    “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Exchange Act section will be construed to refer to the successor provision to such Exchange Act section.

(xii)    “Fair Market Value” means on any given date, the closing price per share of Stock as reported for such day by the principal exchange or trading market on which Stock is traded (as determined by the Administrator) or, if Stock was not traded on such date, on the next preceding day on which Stock was traded. If the Stock is not listed on a stock exchange or if trading activities for Stock are not reported, the Fair Market Value will be determined by the Board or an Administrator, consistent with applicable legal requirements (including, if applicable, the requirements of Section 409A of the Code).

(xiii)    “Non-United States Offering” means a separate Offering covering Eligible Employees of one or more Participating Companies, as described in Sections 3(c), 3(d), and 11(a)(ii).

(xiv)    “Offering” means an offering of Stock pursuant to the Plan, as provided in Section 6. More than one Offering may run concurrently, the terms of which need not be the same, as permitted under Section 423.

(xv)    “Offering Date” means, for any Offering Period, the first day of such Offering Period.

(xvi)    “Offering Period” means a period, established by the Committee in accordance with Section 6, during which an Offering is outstanding.

(xvii)    “Officer” means any person designated by the Board as an officer of the Company.

(xviii)     “Parent” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(xix)    “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(xx)    “Participating Company” means the Company and any Parent or Subsidiary designated by the Committee as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Committee shall have the discretion to determine from time to time which Parents or Subsidiaries shall be Participating Companies.

(xxi)    “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(xxii)     “Purchase Date” means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.

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(xxiii)    “Purchase Period” means a period, established by the Committee in accordance with Section 6, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.

(xxiv)    “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(xxv)    “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any payroll deductions or other funds accumulated on behalf of the Participant and not previously applied to the purchase of Stock under the Plan, and to terminate participation in the Plan at any time during an Offering Period.

(xxvi)    “Securities Act” means the U.S. Securities Act of 1933, as amended.

(xxvii)     “Stock” means the common stock, $1.00 par value, of the Company, as adjusted from time to time in accordance with Section 4(b).

(xxviii)     “Subscription Agreement” means a written or electronic agreement, in such form as is specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation or other method of payment authorized by the Committee pursuant to Section 11(a)(ii).

(xxix)    “Subscription Date” means the last Business Day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(xxx)    “Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(b)    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

(a)    Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith. Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3(a)) shall be final, binding and conclusive upon all persons having an interest therein. All expenses reasonably incurred by the Company in the administration of the Plan shall be paid by the Company.

(b)    Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has actual authority with respect to such matter, right, obligation, determination or election.

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(c)    Power to Adopt Sub-Plans or Varying Terms with Respect to Non-U.S. Employees. The Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 4. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant Purchase Rights in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than or different from the terms of Purchase Rights granted under the same Offering to Employees resident in the United States.

(d)    Power to Establish Separate Offerings with Varying Terms. The Committee shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offerings having different terms and conditions and to designate the Participating Company or Companies that may participate in a particular Offering, provided that each Offering shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to such Offering shall have the same rights and privileges within the meaning of such section.

(e)    Policies and Procedures Established by the Company. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and the requirements of Section 423, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (i) a minimum payroll deduction amount required for participation in an Offering, (ii) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (iii) an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars, (iv) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423, and (v) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan. All such actions by the Company shall be taken consistent with the requirements under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section, except as otherwise permitted by Section 3(c) and the regulations under Section 423.

(f)    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

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4.	SHARES SUBJECT TO PLAN.

(a)    Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4(b), the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 2,000,000 and shall consist of authorized but unissued or reacquired shares of Stock, shares of Stock purchased on the open market, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

(b)    Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 8(a) and 8(b)) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change of Control) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Committee pursuant to this Section 4(b) shall be final, binding and conclusive.

5.	ELIGIBILITY.

(a)    Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

(i)    Any Employee who has been employed by the Participating Company Group for a period of less than thirty (30) days as of the first day of an Offering Period;

(ii)    Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week; or

(iii)    Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

(b)    Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own, or hold options to purchase, stock of the Company or of any Parent or Subsidiary possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5(b), the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

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(c)    Determination by Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee. In addition, the Administrator may, for Offering Periods that have not yet commenced, establish additional eligibility requirements not inconsistent with Section 423.

6.	OFFERINGS.

The Plan shall be implemented by sequential Offerings of approximately six (6) months duration or such other duration as the Committee shall determine. Offering Periods shall commence and end on dates determined by the Administrator. Notwithstanding the foregoing, the Committee may establish additional or alternative concurrent, sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the Committee shall so determine in its discretion, each Offering Period may consist of two (2) or more consecutive Purchase Periods having such duration as the Committee shall specify, and the last day of each such Purchase Period shall be a Purchase Date. If the first or last day of an Offering Period or a Purchase Period is not a Business Day, the Company shall specify the Business Day that will be deemed the first or last day, as the case may be, of the Offering Period or Purchase Period.

7.	PARTICIPATION IN THE PLAN.

(a)    Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed written or electronic Subscription Agreement to the Company office or representative designated by the Company (including the Administrator) not later than the close of business on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement in the manner permitted or required on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate Company office or representative on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

(b)    Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (i) withdrawn from the Plan pursuant to Section 12(a), or (ii) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7(a) if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

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8.	RIGHT TO PURCHASE SHARES.

(a)    Grant of Purchase Right. Except as otherwise provided below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (i) that number of whole shares of Stock determined by dividing the Dollar Limit (determined as provided below) by the Fair Market Value of a share of Stock on such Offering Date or (ii) the Share Limit (determined as provided below). The Committee may, in its discretion and prior to the Offering Date of any Offering Period, (A) change the method of, or any of the foregoing factors in, determining the number of shares of Stock subject to Purchase Rights to be granted on such Offering Date, or (B) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee. For the purposes of this Section, the “Dollar Limit” shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and the “Share Limit” shall be determined by multiplying two hundred and eight (208) shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share. The Share Limit may be adjusted by the Committee prior to the start of an Offering Period.

(b)    Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.

9.	PURCHASE PRICE.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10.	ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

Except as provided in Section 11(a)(ii) with respect to a Non-United States Offering, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

(a)    Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each pay day during an Offering Period shall be determined by the Participant’s Subscription Agreement. For Non-United States Offerings, a Participant’s payroll deduction from his or her Compensation will be in the applicable local currency and will be converted into United States dollars based upon the exchange rate in effect on the Purchase Date. The Subscription Agreement shall set forth the percentage or dollar amount of the Participant’s Compensation to be deducted on each pay day during an Offering Period in whole percentages or dollars equivalent to not less than one percent (1%) (except as a result of an election pursuant to Section 10(c) to stop payroll deductions effective following the first pay day during an Offering) or more than fifteen percent (15%). Notwithstanding the foregoing, a Participant’s payroll deductions

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for each calendar year may not exceed Twenty-One Thousand Two Hundred Fifty Dollars ($21,250) in Fair Market Value. The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date.

(b)    Commencement of Payroll Deductions. Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to the end of the Offering Period unless sooner cancelled or terminated as provided herein.

(c)    Election Stop Payroll Deductions. During an Offering Period, a Participant may elect to stop deductions from his or her Compensation by delivering to the Company office or representative designated by the Company (including the Administrator) a cancellation notice in accordance with the procedures prescribed by, and in a form acceptable to, the Company. To be effective with respect to an upcoming Purchase Date, such cancellation notice must be delivered not later than ten (10) Business Days prior to such Purchase Date. Upon such cancellation, the balance in the Participant’s Plan account will be returned to the Participant, without interest, as soon as administratively practicable thereafter.

(d)    Administrative Suspension of Payroll Deductions. The Company may, in its discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (i) under the Participant’s Purchase Right, or (ii) during a calendar year under the limit set forth in Section 8(b). Unless the Participant has either withdrawn from the Plan as provided in Section 12(a) or has ceased to be an Eligible Employee, suspended payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement either (A) at the beginning of the next Offering Period if the reason for suspension was clause (i) in the preceding sentence, or (B) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (ii) in the preceding sentence.

(e)    Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation (and other amounts received from a non-United States Participant pursuant to Section 11(a)(ii)) shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company unless otherwise required by applicable law. All such amounts received or held by the Company may be used by the Company for any corporate purpose.

(f)    No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan or otherwise credited to the Participant’s Plan account unless otherwise required by applicable law.

11.	PURCHASE OF SHARES.

(a)    Exercise of Purchase Right.

(i)    Generally. Except as provided in Section 11(a)(ii), on each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

(ii)    Purchase by Non-United States Participants for Whom Payroll Deductions Are Prohibited by Applicable Law. Notwithstanding Section 11(a)(i), where payroll deductions on behalf of

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Participants who are citizens or residents of countries other than the United States (without regard to whether they are also citizens of the United States or resident aliens) are prohibited by applicable law, the Committee may establish a separate Offering (a “Non-United States Offering”) covering all Eligible Employees of one or more Participating Companies subject to such prohibition on payroll deductions. The Non-United States Offering shall provide another method for payment of the Purchase Price with such terms and conditions as shall be administratively convenient and comply with applicable law. On each Purchase Date of the Offering Period applicable to a Non-United States Offering, each Participant who has not withdrawn from the Plan and whose participation in such Offering Period has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right a number of whole shares of Stock determined in accordance with Section 11(a)(i) to the extent of the total amount of the Participant’s Plan account balance accumulated during the Offering Period in accordance with the method established by the Committee and not previously applied toward the purchase of Stock. However, in no event shall the number of shares purchased by a Participant during such Offering Period exceed the number of shares subject to the Participant’s Purchase Right. The Company shall refund to a Participant in a Non-United States Offering in accordance with Section 11(d) any excess Purchase Price payment received from such Participant.

(b)    Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4(a) or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 8(a), the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

(c)    Delivery of Title to Shares. Subject to any governing rules or regulations, as soon as practicable after each Purchase Date, the Company shall issue or cause to be issued to or for the benefit of each Participant the shares of Stock acquired by the Participant on such Purchase Date by means of one or more of the following: (i) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (ii) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (iii) by delivering such shares of Stock to the Participant in certificate form.

(d)    Return of Plan Account Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period.

(e)    Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign taxes (including social insurance), if any, required to be withheld by any Participating Company upon exercise of the Purchase Right or upon such disposition of shares, respectively. A Participating Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

(f)    Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

(g)    Provision of Reports and Stockholder Information to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total amount credited to his or her Plan account prior to

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such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11(d). The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.

12.	WITHDRAWAL FROM PLAN.

(a)    Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to the Company office or representative designated by the Company (including the Administrator) a written or electronic notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7(a). The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company office or representative designated by the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

(b)    Return of Plan Account Balance. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12(a), the Participant’s accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest (unless otherwise required by applicable law), and the Participant’s interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13.	TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s Plan account balance which has not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13 unless otherwise required by applicable law. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7(a).

14.	EFFECT OF CHANGE OF CONTROL ON PURCHASE RIGHTS.

In the event of a Change of Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock. If the Acquiring Corporation elects not to assume, continue or substitute for the outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change of Control specified by the Committee, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed or continued by the Acquiring Corporation in connection with the Change of Control nor exercised as of the date of the Change of Control shall terminate and cease to be outstanding effective as of the date of the Change of Control.

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15.	NONTRANSFERABILITY OF PURCHASE RIGHTS.

Neither payroll deductions or other amounts credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12(a). A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16.	COMPLIANCE WITH SECURITIES LAW.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.	RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4(b). Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18.	NOTIFICATION OF DISPOSITION OF SHARES.

The Company may require the Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares of Stock acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares of Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

19.	LEGENDS.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan

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on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

20.	DESIGNATION OF BENEFICIARY.

(a)    Designation Procedure. Subject to local laws and procedures, a Participant may file a written designation of a beneficiary who is to receive (i) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash, or (ii) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.

(b)    Absence of Beneficiary Designation. If a Participant dies without an effective designation pursuant to Section 20(a) of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative or as otherwise required by applicable law.

21.	NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.	GOVERNING LAW.

The Plan will be governed by and interpreted consistently with the laws of the State of Delaware, except as may be necessary to comply with applicable requirements of federal law.

23.	AMENDMENT AND TERMINATION OF THE PLAN.

(a)    The Committee may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Committee, and (b) no such amendment, suspension or termination may materially adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 or to comply with any applicable law, regulation or rule. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies. Notwithstanding the foregoing, in the event that the Committee

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determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (i) terminate the Plan or any Offering Period, (ii) accelerate the Purchase Date of any Offering Period, (iii) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date), (iv) reduce the maximum number of shares of Stock that may be purchased in any Offering Period, or (v) take any combination of the foregoing actions.

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/09/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/09/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NOTE: This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR proposals 2, 3 and 4. If any other matters properly come before the meeting, this proxy will be voted by the proxies named herein in accordance with their best judgment. The Board of Directors recommends you vote FOR    the following proposals:    Election of Class I Directors Nominees Tracy A. Embree Lizanne C. Gottung Dustan E. McCoy The Board of Directors recommends you vote FOR proposals 2, 3 and 4. Ratification of the selection of Deloitte & Touche LLP as LP’s independent auditor for 2019. Advisory vote to approve named executive officer compensation. Approval of the 2019 Employee Stock Purchase Plan. For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting 1.                For Against Abstain 1a. 0 0 0 1b. 0 0 0                1c. 0 0 0                For Against Abstain 2. 0 0 0                3. 0 0 0                4. 0 0 0                0 Yes No    0 0    1 _ Please sign exactly as your name appears hereon. If signing for an estate, trust or corporation, title or capacity should be stated. If shares are 0000403255 held jointly, each holder should sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date LOUISIANA-PACIFIC CORPORATION ATTN: TERESA FROGGE 414 UNION STREET SUITE 2000 NASHVILLE, TN 37219 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY                THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. held (see reverse For instructions)     0000403255_1    R1.0.1.18

Annual Meeting of Stockholders LOUISIANA-PACIFIC CORPORATION MAY 10, 2019 The Annual Meeting of Stockholders of Louisiana-Pacific Corporation will be held at 7:30 AM on May 10, 2019 at Louisiana-Pacific Headquarters, 414 Union Street, Suite 2000, Nashvillle, Tennessee. Your voted proxy card should be detached and returned as soon as possible in the enclosed postage-paid envelope. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com . LOUISIANA-PACIFIC CORPORATION Proxy Solicited on Behalf of the Board of Directors for Annual Meeting May 10, 2019 The undersigned hereby constitutes and appoints William B. Southern and Ozey K. Horton, Jr., each of them, his or her true and lawful agents and proxies, each with full power of substitution, to represent and vote the common stock of Louisiana-Pacific Corporation (“LP”), which the undersigned may be entitled to vote at the Annual Meeting of LP Stockholders to be held May 10, 2019, or at any adjournment thereof. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. By signing on the reverse, you acknowledge receipt of the 2019 Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and revoke all proxies heretofore given by you to vote at said meeting or any adjournment thereof. Address change/comments: . (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 18 . 1 . 0    R1 _ 2 0000403255